UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities and Exchange Act of 1934

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☐	Soliciting Material Pursuant to Sec. 240.14a-12

API TECHNOLOGIES CORP.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than Registrant)

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API TECHNOLOGIES CORP.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON NOVEMBER 4, 2011

To the Stockholders of

API Technologies Corp.

The annual meeting of the stockholders of API Technologies Corp. (the “Company”) will be held at 4705 S. Apopka Vineland Rd., Suite 210, Orlando, Florida 32819, on November 4, 2011 at 10:00 a.m. local time, for the following purposes:

1.	To elect the members of the Board of Directors.

2.	To approve amendments to our Amended and Restated 2006 Equity Incentive Plan to increase the number shares of common stock available for issuance thereunder from 2,125,000 to 5,875,000, and to add restricted stock units as a type of award available for issuance thereunder.

3.	To approve an amendment to our Amended and Restated Certificate of Incorporation to add a director exculpation provision.

4.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the six month transitional period of June 1, 2011 to November 30, 2011.

5.	To transact such other business as may properly come before the meeting or any adjournments thereof.

These items are more fully described in the Proxy Statement accompanying this Notice.

Stockholders of record at the close of business on September 15, 2011, are entitled to notice of and to vote at the annual meeting. The Board has approved these proposals and recommends that you also approve these proposals.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE, OR SUBMIT YOUR PROXY BY TELEPHONE OR THE INTERNET. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES.

By Order of the Board of Directors

/S/ BRIAN R. KAHN
Brian R. Kahn Chairman and Chief Executive Officer

September 27, 2011

API TECHNOLOGIES CORP.

September 27, 2011

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON NOVEMBER 4, 2011

The enclosed proxy is solicited by the Board of Directors of API Technologies Corp., a Delaware corporation (the “Company”), to be voted at the annual meeting of stockholders to be held at 10:00 a.m. local time at 4705 S. Apopka Vineland Rd., Suite 210, Orlando, Florida 32819 on November 4, 2011, or any postponement or adjournment thereof (“Annual Meeting”). The mailing address of the principal office of the Company is 4705 S. Apopka Vineland Rd. Suite 210, Orlando, Florida 32819. These proxy solicitation materials and our Annual Report for the year ended May 31, 2011 on Form 10-K, including financial statements, were first mailed to stockholders entitled to notice of and to vote at the Annual Meeting on or about September 30, 2011.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to be Held on November 4, 2011 — our Annual Report on Form 10-K, this Proxy Statement and form of proxy card are available at www.apitech.com/investor-relations/financial-information/annual-report-and-proxy.

Who Can Vote?

You may vote if you owned shares of our common stock or Exchangeable Shares of API Nanotronics Sub, Inc., which we refer to as API Sub, at the close of business on September 15, 2011, the record date for our 2011 Annual Meeting. As of September 15, 2011, we had 54,566,850 outstanding shares of the Company’s common stock and 584,631 outstanding Exchangeable Shares, not including Exchangeable Shares held by our subsidiary. We had no class or series of voting stock outstanding other than the common stock and Exchangeable Shares. Each share of our common stock and each Exchangeable Share, other than those held by our subsidiary, outstanding on the record date will be entitled to cast one vote. In this proxy statement, we use the term “stockholders” to mean both holders of our common stock and holders of Exchangeable Shares.

•	API Technologies Corp. Stockholders: You are entitled to one vote for each share you owned on the record date for each director to be elected and on each other matter presented at the meeting.

•

API Nanotronics Sub, Inc. Exchangeable Stockholders: You are entitled to one vote for each Exchangeable Share you owned on the record date for each director to be elected and on each other matter presented at the meeting. You may vote by instructing the trustee of the Exchangeable Shares, Equity Financial Trust Company (the “Trustee”), how to vote your shares. The Trustee will only vote pursuant to your instructions and will not vote any shares for which it has not received instructions. You may also instruct the Trustee to give a proxy to a person named by you, or to our management. Such a proxy can be used to allow you or a person named by you to appear and vote at the meeting. If you would like to vote in person at the meeting, you must contact the Trustee prior to the meeting to obtain the appropriate proxy to vote in person.

What are “Exchangeable Shares”?

Exchangeable Shares are designed to have the same economic rights as common stock, and are exchangeable on a one-for-one basis into our common stock. However, Exchangeable Shares are issued by API Sub and not the Company.

What am I voting on?

•

You are voting to elect five directors. Each director, if elected, will serve a term until the next annual meeting and until his successor has been elected and has qualified. Our Board of Directors recommends a vote “FOR” the election of each of the director nominees named in this proxy statement.

•

You are also voting to approve amendments to the API Technologies Corp. Amended and Restated 2006 Equity Incentive Plan to increase the number shares of common stock available for issuance thereunder from 2,125,000 to 5,875,000, and to add restricted stock units as a type of award available for issuance thereunder. Our Board of Directors recommends a vote “FOR” approval of the amendments to the Amended and Restated 2006 Equity Incentive Plan.

•

You are also voting to approve an amendment to our Amended and Restated Certificate of Incorporation to add a director exculpation provision. Our Board of Directors recommends a vote “FOR” approval of the authorization of the amendment to our Amended and Restated Certificate of Incorporation.

•

You are also voting to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the transition period of June 1, 2011 through November 30, 2011. Our Board of Directors recommends a vote “FOR” the ratification of Ernst & Young LLP’s appointment as our independent registered public accounting firm.

•	In addition, you may vote on other business, if it properly comes before the meeting, or any adjournment(s) of the meeting.

How do I vote?

Stockholders of record can simplify their voting by voting their shares via telephone or the Internet. Instructions for voting via telephone or the Internet are described on the enclosed proxy card. Being a record holder means that the shares are registered in your name, as opposed to the name of your broker or bank. If your shares are held in the name of a bank or broker (in “street name”), the availability of telephone and Internet voting will depend on the voting processes of the applicable bank or broker; therefore, it is recommended that you follow the voting instructions on the form you receive. If you do not choose to vote by telephone or the Internet, please mark your choices on the enclosed proxy card and then date, sign and return the proxy card at your earliest opportunity.

You may also vote in person at the meeting. If your shares are held in street name, you can vote at the meeting only if you have a valid proxy from your bank or broker, confirming your beneficial ownership of shares as of the record date and your authority to vote the shares. Please bring with you to the meeting personal photo identification. If you are a holder of Exchangeable Shares, you or your designee can vote in person by obtaining a proxy from the Trustee of the Exchangeable Shares. If you need directions to the annual meeting location, please call us at (877) 274-0274.

What vote is required to elect directors?

Directors are elected by a plurality vote. That means that the five nominees who receive the most votes are elected. A majority vote is not required. Instructions on the accompanying proxy to withhold authority to vote for one or more of the nominees will result in those nominees receiving fewer votes but will not count as a vote against the nominees.

What vote is required (1) to approve the amendments to the API Technologies Corp. Amended and Restated 2006 Equity Incentive Plan, (2) to amend our Amended and Restated Certificate of Incorporation, and (3) to ratify the appointment of our independent registered public accounting firm?

The affirmative vote of a majority of the shares present in person or by proxy and entitled to vote is required to approve the amendments to the Amended and Restated 2006 Equity Incentive Plan to increase authorized shares available for issuance thereunder and to add restricted stock units as a form of award thereunder, and to ratify the appointment of our independent registered public accountants.

The affirmative vote of a majority of the outstanding stock entitled to vote is required to approve the proposed amendment to our Amended and Restated Certificate of Incorporation.

Can I revoke my proxy?

Stockholders who execute proxies retain the right to revoke them at any time before the shares are voted by proxy at the meeting. A stockholder may revoke a proxy by delivering a signed statement to our corporate Secretary at or prior to the annual meeting or by timely executing and delivering, by Internet, telephone, mail, or in person at the annual meeting, another proxy dated as of a later date. If you hold shares through a bank or brokerage firm, you must contact the bank or brokerage firm to revoke any prior voting instructions.

If you hold Exchangeable Shares directly, you must contact the Trustee to revoke any prior voting instructions. A proxy returned by a stockholder that is not subsequently revoked will be voted in accordance with the instructions indicated in the proxy.

What is the record date and what does it mean?

The record date for the 2011 annual meeting of stockholders is September 15, 2011. The record date is set by our Board of Directors, as required by Delaware law. Record stockholders at the close of business on the record date are entitled to:

•	receive notice of the meeting, and

•	vote at the meeting and at any adjournment(s) of the meeting.

What if I do not specify my vote when I return my proxy?

•	API Technologies Corp. Stockholders: If no specific instructions are given, proxies that are signed and returned will be voted:

•	“FOR” the election of all director nominees named in this proxy statement,

•	“FOR” the amendments to the API Technologies Corp. Amended and Restated 2006 Equity Incentive Plan,

•	“FOR” the amendment of our Amended and Restated Certificate of Incorporation to add a director exculpation provision, and

•

“FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the transition period of June 1, 2011 through November 30, 2011, as recommended by our Board of Directors.

•	API Nanotronics Sub, Inc. Exchangeable Shareholders: If you do not provide specific instructions regarding a matter, your Exchangeable Shares will not be voted with respect to that matter.

How are broker non-votes counted?

If your shares are held by a bank, broker or other nominee and you do not provide the bank, broker or other nominee with specific voting instructions, the organization that holds your shares may generally vote on “routine” matters but cannot vote on non-routine matters.

If the broker, bank or other nominee that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization will not have the authority to vote on that matter with respect to your shares. This is generally referred to as a “broker non-vote.” When votes are tabulated for any particular matter, broker non-votes will be counted for purposes of determining whether a quorum is present, but will not otherwise be counted.

We believe that Proposal 4 (ratification of independent auditors) will be considered “routine.” We believe that Proposal 1 (election of directors), Proposal 2 (approval of the amendments to the Amended and Restated 2006 Equity Incentive Plan), and Proposal 3 (approval of the amendment to our Amended and Restated

Certificate of Incorporation) will be considered “non-routine,” and brokers, banks and certain other nominees that hold your shares in street name will NOT be able to cast votes on these proposals if you do not provide them with voting instructions.

Please provide voting instructions to the broker, bank or other nominee that holds your shares by carefully following their instructions.

Broker non-votes will not be treated as shares represented at the annual meeting as to matter(s) not voted on and will have no effect on the proposals to elect the directors or to amend our Amended and Restated 2006 Equity Incentive Plan, or to ratify Ernst & Young LLP as our independent registered public accounting firm. Because the affirmative vote of holders of a majority of the votes of all shares entitled to vote at the Annual Meeting is necessary for approval of the proposal to amend our Amended and Restated Certificate of Incorporation, broker non-votes have the effect of counting as votes against such proposal.

How are designations to “withhold authority” and abstentions counted?

If you designate on the proxy that you are “withholding authority” to vote for a director nominee or nominees, your shares will be counted as present solely for the purpose of determining the presence of a quorum for transacting business at the meeting.

As discussed above, a plurality of the votes cast is required for the election of directors, which means that the nominees with the five highest vote totals will be elected as directors. As a result, a designation on the proxy that you are “withholding authority” for a director nominee or nominees will only have the effect of lowering the vote totals of the individual directors for whom authority is withheld.

With regard to any other matters, abstentions (including proxies which deny discretionary authority in any other matters properly brought before this meeting) will be counted as shares present and entitled to vote and will have the same effect as a vote against any such other matters.

What is a quorum?

In order for business to be conducted, a quorum must be represented at the Annual Meeting. Shares entitled to vote one-third of the votes of the outstanding shares must be represented, in person or by proxy, at the meeting to constitute a quorum for purposes of conducting business at the meeting. Shares represented by a proxy in which authority to vote for any matter considered is “withheld,” a proxy marked “abstain” or a proxy as to which there is a “broker non-vote” will be considered present at the meeting for purposes of determining a quorum.

PROPOSAL 1

ELECTION OF DIRECTORS

Nominees and Directors

Nominees

The names of, and certain information with respect to, the nominees of the Board of Directors for election as directors, to serve until the year 2012 annual meeting of stockholders and until their successors are elected and qualified, are set forth below. All nominees are currently directors of the Company. If, for any reason, any nominee should become unable or unwilling to serve as a director, the Board of Directors may either reduce the number of directors to be elected or select a substitute nominee. If a substitute nominee is selected, the persons named in the enclosed proxy may exercise their discretion to vote your shares for the substitute nominee.

Each of Matthew E. Avril, Kenneth J. Krieg and Melvin L. Keating qualify as independent in accordance with the published listing requirements of NASDAQ. The NASDAQ independence definition includes a series of objective tests, such as that the director is not an employee of the company and has not engaged in various types of business dealings with the company. In addition, the Board of Directors has made a subjective determination as to each independent director that no relationships exist which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

The following table shows information as of September 15, 2011 with respect to each person who is nominated to become a director.

Name	Age	Position
Brian R. Kahn	37	Chairman and Chief Executive Officer
Matthew E. Avril (1),(2),(3)	50	Director
Kenton W. Fiske	70	Director
Melvin L. Keating (1),(2),(3)	64	Director
Kenneth J. Krieg (1),(2),(3)	50	Director

(1)	Member of the Audit Committee.
(2)	Member of the Compensation Committee.
(3)	Member of the Nominating and Governance Committee.

The Board of Directors believes that our current directors, as a whole, provide the diversity of experience and skills necessary for a well-functioning Board. The Board of Directors values highly the ability of individual directors to contribute to a constructive Board environment and the Board believes that the current Board members, collectively, perform in such a manner. Set forth below is a more complete description of each director’s background, professional experience, qualifications and skills.

Brian R. Kahn

Brian R. Kahn became our Chairman of the Board of Directors and Chief Executive Officer on January 21, 2011. Mr. Kahn founded and has served as the investment manager of Vintage Capital Management, LLC (“Vintage”), and its predecessor, Kahn Capital Management, LLC (“KCM”) since 1998. Vintage focuses on public and private market investments in consumer, manufacturing and defense industries. Mr. Kahn also was the former Chairman of the Board of Directors of White Electronic Designs Corporation, where he served on the Governance, Compensation and Strategic Alternatives committees. Additionally, he recently served as a director of Integral Systems, Inc. where he served on the Nominating and Governance, Strategic Growth and Special Litigation committees. Mr. Kahn graduated cum laude and holds a Bachelor of Arts degree in Economics from Harvard University.

As founder of Vintage and KCM, Mr. Kahn brings to the Board business leadership experience and significant investment banking and management skills, including in the defense and electronics industries. He also has corporate governance experience, as former Chairman of the Board of Directors of White Electronic Designs Corporation and board member of Integral Systems, Inc. In addition, as our Chief Executive Officer, he is able to provide the Board with valuable insight on the day-to-day operations of the Company and any current issues it may face.

Matthew E. Avril

Matthew E. Avril has served as a director since February 8, 2011 when he was elected by the board of directors. He has also been Chair of the Company’s Compensation Committee and a member of the Company’s Audit Committee since February 8, 2011, and a member of the Nominating and Governance Committee since its formation in June 2011. Mr. Avril has been President, Hotel Group for Starwood Hotels & Resorts Worldwide, Inc. since September 2008. Mr. Avril is responsible for hotel operations worldwide for Starwood’s nine hotel brands, consisting of 960 properties in more than 97 countries. Mr. Avril also oversees Starwood’s global sales organization. Mr. Avril has over 20 years experience in the hospitality and vacation ownership industry, serving most recently as President and Managing Director of Operations for Starwood Vacation Ownership (SVO), a division of Starwood Hotels & Resorts Worldwide from 2002 to 2008. There he oversaw Sales & Marketing, Resort Operations, Finance, Legal Affairs, Homeowner Association Management and Human Resources functions. Mr. Avril graduated in 1982 with honors from the University of Miami and is a Certified Public Accountant.

Mr. Avril brings valuable and extensive operational and finance experience to the Board.

Kenton W. Fiske

Kenton W. Fiske has served as a director since February 8, 2011 when he was elected by the board of directors. Mr. Fiske also was Chief Executive Officer of SenDEC Corp., a wholly-owned subsidiary of the Company, until his retirement from SenDEC on August 31, 2011. He directed all operations of SenDEC. He founded SenDEC in 1972 as a custom electronics design firm, serving the electronics design needs of Xerox, Kodak, and other leading manufacturers in Upstate New York. Prior to launching SenDEC, Mr. Fiske worked for Xerox Corporation as an engineer, technical specialist, and engineering manager engaged in the design and development of new copier and duplicator products. Mr. Fiske graduated from the University of Illinois in 1966 with a BS in Electrical Engineering. He completed advanced studies at both the University of Rochester and the Rochester Institute of Technology. Mr. Fiske is the inventor or co-inventor of 8 U.S. and foreign patents.

As former Chief Executive Officer of SenDEC, a significant subsidiary of the Company, Mr. Fiske brings to the Board a thorough understanding of SenDEC’s operations.

Melvin L. Keating

Melvin L. Keating has served as a director since January 21, 2011 when he was elected by the board of directors. He has also been Chair of the Company’s Audit Committee and a member of the Company’s Compensation Committee since January 21, 2011, and a member of the Nominating and Governance Committee since its formation. Mr. Keating served as the President and Chief Executive Officer of Alliance Semiconductor Corp., a worldwide manufacturer and seller of semiconductors, from December 2005 to September 2008 and a Special Consultant to Alliance from October 2005 to December 2005. From April 2004 to September 2005, he served as Executive Vice President, Chief Financial Officer and Treasurer of Quovadx Inc., a healthcare software company. He is currently: a director of Red Lion Hotels Corp., serving on its audit committee; a director of Bitstream Inc., serving on its audit committee and special committee for strategic alternatives; and a director of Crown Crafts, Inc., where he serves on the compensation and capital committees. He recently served as a director of the following public companies: Integral Systems, Inc. (Chair of audit committee, compensation committee, strategic growth committee); Aspect Medical Systems, Inc. (compensation committee and special committee for acquisitions/divestitures); White Electronic Designs Corporation (audit committee, strategic committee and operations committee); Price Legacy Corp. (Chair of audit committee); LCC International Inc. (audit committee); Infologix Corp. (Chair of audit committee, special committee); Integrated Silicon Solutions Inc. (Chair of audit committee); Tower Semiconductor (audit committee); Plymouth Rubber Company (Chair of audit committee, compensation committee); and Kitty Hawk, Inc. Mr. Keating holds a B.A. degree in History of Art from Rutgers University, and both an M.S. in Accounting and an M.B.A. in Finance from the Wharton School at the University of Pennsylvania.

Mr. Keating brings extensive business leadership skills and experience to the Board, having served as president and Chief Executive Officer of a worldwide manufacturer and seller of semiconductors and in various other business leadership positions. Mr. Keating also has considerable corporate governance experience from serving on the board of directors, audit committee and compensation committee of numerous companies. This experience provides Mr. Keating with insight into board operations, including emerging trends and best practices. Mr. Keating also has audit and finance experience as a result of his degrees in accounting and finance, experience working as a chief financial officer and service on other public company audit committees.

Kenneth J. Krieg

The Honorable Kenneth J. Krieg has served as a director since February 8, 2011 when he was elected by the board of directors. He has also been a member of the Company’s Audit and Compensation Committees since February 8, 2011 and has been Chair of the Nominating and Governance Committee since its formation. Mr. Krieg heads McLean, VA-based Samford Global Strategies, a consulting practice focused on helping clients lead and manage through periods of strategic change. He also serves on the board of directors of several private companies, is an Executive in Residence at Renaissance Strategic Advisors and is a Distinguished Fellow at the Center for Naval Analyses. Previously, he served as the Undersecretary of Defense for Acquisition, Technology and Logistics (“USD (AT&L)”) from 2005 to 2007, with overall responsibility for the Department of Defense’s (the “DoD”) procurement, research and development, and other major functions. Prior to his appointment as USD (AT&L), he served as Special Assistant to the Secretary of Defense and Director of Program Analysis & Evaluation, leading an organization that advises the Secretary of Defense on defense systems, programs and investment alternatives. Before joining the DoD, he was Vice President and General Manager of the Office and Consumer Papers Division of International Paper Company. Mr. Krieg also recently served as a director of White Electronic Designs Corporation. Mr. Krieg holds a Bachelor of Arts degree in history from Davidson College and a Master’s degree in Public Policy from the Kennedy School of Government at Harvard University.

Mr. Krieg’s extensive experience with defense systems and the DoD along with his strategic planning experience is valuable to the Board.

Family Relationships

There are no family relationships between any of our directors or executive officers.

Recommendation of our Board of Directors

In order to be elected, a nominee must receive a plurality of the votes cast at the meeting in person or by proxy. The Board of Directors recommends a vote “FOR” approval of the election of the nominees named herein as directors.

Code of Ethics

The Company has had a Code of Ethics for its principal executive officer, principal financial officer, principal accounting officer and persons performing similar functions. This Code of Ethics is applicable to all of our directors, officers, employees and agents. The Code of Ethics covers the areas of conflicts of interest, corporate opportunities, gifts, confidential information, insider trading and other areas of ethical concern to the Company.

Board of Directors and Its Committees

During the fiscal year ended May 31, 2011, the Board of Directors held 11 meetings. During such period, actions were also taken by unanimous written consent of the Board of Directors. The Company does not have a formal policy with regard to Board members attendance at the annual stockholders meeting. All of the then current directors attended the 2010 annual shareholders meeting. During fiscal 2011, all incumbent directors attended at least 75% of the meetings of the Board of Directors and the Committees on which they served.

Audit Committee

The Company has a separately designated Audit Committee, as defined in Section 3(a)(58)(A) of the Securities Exchange Act of 1934 (the “Exchange Act”). The Audit Committee operates pursuant to a written charter, which the Board adopted in its current form on November 17, 2010, and can be found on our website www.apitechnologies.com on the Investor Relations, Corporate Governance section. The primary purpose of the Audit Committee of the Board of Directors is to assist the Board of Directors of the Company in fulfilling its responsibility to oversee the integrity of the financial statements of the Company and the Company’s compliance with legal and regulatory requirements by overseeing and reviewing: the financial reports and other financial information, such as earnings press releases; the Company’s system of internal accounting and financial controls; the engagement and services of the Company’s independent registered public accounting firm; and the annual independent audit of the Company’s financial statements. The Audit Committee also evaluates transactions where the potential for a conflict of interest exists.

The members of the Audit Committee during fiscal 2011 were Messrs. Arthur Cape and Bernard Kraft, until their resignations on January 21, 2011, Donald A. Wright, who resigned June 3, 2011, and Messrs Avril, Keating and Krieg. Mr. Keating became a member of the Audit Committee, and its Chairman, on January 21, 2011 and Messrs. Avril and Krieg became members of the Audit Committee on February 8, 2011. The Board of Directors has determined that each of the members of the Audit Committee is independent under NASDAQ listing standards. The Board of Directors also has determined that each of Mr. Keating and Mr. Avril is an audit committee financial expert as defined in Section (d)(5) of Item 407 of Regulation S-K. The Audit Committee held 4 meetings in fiscal year 2011 and has also taken action by unanimous written consent. Please see the Audit Committee Report below.

Compensation Committee

We also have a standing Compensation Committee. The Compensation Committee determines and approves, or recommends to the Board, the compensation of the Company’s executive officers and such other employees as the Board may designate to the Compensation Committee for determination. The Compensation Committee may also establish compensation for directors. The Compensation Committee has also been charged with administering the Company’s Amended and Restated 2006 Equity Incentive Plan. The Compensation Committee processes and procedures for the consideration and determination of executive and director compensation are discussed in the section entitled Executive Compensation below.

During fiscal 2011 the members of our Compensation Committee were Mr. Kraft, until his resignation on January 21, 2011, Mr. Wright, who resigned on June 3, 2011, and Messrs Avril, Keating and Krieg. Mr. Keating became a member of the Compensation Committee on January 21, 2011, Mr. Avril became a member and the Chairman on February 8, 2011, and Mr. Krieg became a member on February 8, 2011. The Board of Directors has determined that each member of the Compensation Committee is independent under NASDAQ listing standards. The Compensation Committee operates under a written charter, which can be found on our website www.apitechnologies.com on the Investor Relations, Corporate Governance section.

The Compensation Committee held 3 meetings in fiscal year 2011 and has also taken action by unanimous written consent.

Nominating and Governance Committee and Nomination Process

In June 2011, due to the growth of the Company, the Board determined that is was in the best interests of the Company to establish a Nominating and Governance Committee. Messrs. Avril, Keating and Krieg (Chair) are the members of the Nominating and Governance Committee, each of whom the Board of Directors has determined is independent under NASDAQ listing standards. The Nominating and Governance Committee’s responsibilities include identifying qualified candidates to serve on the Board, recommending director nominees for the annual meeting of shareholders, identifying individuals to fill vacancies on the Board, recommending corporate governance guidelines to the Board, and recommending nominees to serve on each committee of the Board. Prior to the formation of the Nominating and Governance Committee, the independent directors selected, or recommended for the Board’s selection, the director nominees. Due to being newly formed, there were no meetings of the Nominating and Governance Committee during fiscal 2011.

In lieu of a nominating committee charter, the Board of Directors adopted a Director Nomination Policy on November 17, 2010. A copy of the Director Nomination Policy can be found on our website www.apitechnologies.com on the Investor Relations, Corporate Governance section.

The current nominees are all currently serving as directors. They became directors in connection with our acquisition of SenDEC Corp. See Change in Control of the Company below.

We also have adopted a policy with respect to director candidates recommended by stockholders. Stockholders wishing to recommend a candidate must submit the recommendation to our Secretary at our principal executive offices not less than 90 days prior to the first anniversary of the date of the previous year’s annual meeting of stockholders; provided, however, that if no annual meeting of stockholders was held in the previous year or if the date the annual meeting is advanced by more than 30 days prior to, or delayed by more than 30 days after, such anniversary date, notice by the stockholder to be timely must be so delivered, or mailed and received, not later than the close of business on the 10th day following the day on which the date of such meeting has been first “publicly disclosed.” “Publicly disclosed” or “public disclosure” means disclosure in a press release or in a document publicly filed by us with the SEC.

At the time the stockholder submits the recommendation for a director candidate, the stockholder must provide the following:

•

Certification from the candidate that he or she meets the requirements to be (a) independent under the NASDAQ standards, and (b) an independent director under the Securities Exchange Act of 1934, as amended (“the Exchange Act”).

•	Consent of the candidate to serve on the Board, if nominated and elected.

•	Agreement of the candidate to complete, upon request, questionnaire(s) customary for directors of the Company.

•

All information relating to such candidate that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act.

•

As to the stockholder giving notice, (i) the name and address, as they appear on the Company’s stock ledger, of such stockholder, (ii) the class and number of shares of the Company which are beneficially owned by such stockholder, and (iii) if the stockholder intends, directly or indirectly, to solicit proxies in support of such stockholder’s nominee for election or reelection as a director, the stockholder’s notice shall set forth, as to the stockholder and any other participants in the solicitation of proxies, all information relating thereto that is required pursuant to Regulation 14A under the Exchange Act.

The Nominating and Governance Committee will evaluate candidates recommended by stockholders on the same basis as candidates recommended by other sources, including evaluating the candidate against the standards and qualifications set out in our Director Nomination Policy as well as any other criteria approved by the Board of Directors from time to time. The Nominating and Governance Committee will determine whether to interview any candidate.

When evaluating a person for nomination for election to the Board of Directors, the qualifications and skills considered by the Board of Directors and Nominating and Governance Committee include:

•

whether or not the person will qualify as a director who is “independent” under applicable laws and regulations, including applicable NASDAQ rules, and whether the person is qualified under applicable laws and regulations to serve as a director of the Company;

•	whether or not the person is willing to serve as a director, and willing to commit the time necessary for the performance of the duties of a director;

•	the contribution that the person can make to the Board, with consideration being given to the person’s business experience, education and such other factors as the Board may consider relevant;

•	whether a candidate contributes to the Board’s overall diversity, with diversity being broadly construed to mean a variety of personal and professional experiences and education;

•	opinions, perspectives and backgrounds; and

•	the character and integrity of the person.

In addition, the Company is of the view that the continuing service of qualified incumbents promotes stability and continuity in the board room, contributing to the Board’s ability to work as a collective body, while giving the Company the benefit of the familiarity and insight into the Company’s affairs that its directors have accumulated during their tenure. Accordingly, the process for identifying nominees will reflect the Company’s practice of re-nominating incumbent directors who continue to satisfy the criteria for membership on the Board, whom the Board believes continue to make important contributions to the Board and who consent to continue their service on the Board.

Board Leadership Structure and Risk Oversight

The Board does not have a policy on whether or not the role of the Chief Executive Officer and Chairman of the Board should be separate or, if it is to be separate, whether the Chairman should be selected from the non-employee directors or be an employee. The Board has determined that the role of Chairman of the Board (held by Mr. Kahn) need not be separated from the role of Chief Executive Officer at this time because it believes that this currently provides the most efficient and effective leadership model for our company. The Board believes that combining the Chairman and Chief Executive Officer positions is the most effective leadership structure for our company given the size of our Board and Mr. Kahn’s ability to formulate and implement strategic initiatives. As a significant shareholder, who does not currently receive any compensation for his services as Chairman or Chief Executive Officer, the Board believes Mr. Kahn’s interests are sufficiently aligned with the shareholders he represents. In addition, as Chief Executive Officer, Mr. Kahn is intimately involved in our day-to-day operations and is thus in a position to elevate the most critical business issues for consideration by the Board.

The Board has not appointed a lead independent director. Currently, the Board consists of five directors, all of whom, other than Mr. Kahn, our Chairman, and Mr. Fiske, are independent. All of our other previous Board members during fiscal 2011 were also independent (Arthur Cape, Eric Goldberg, Bernard Kraft, and Donald A. Wright), other than Phillip DeZwirek, Jason DeZwirek, and Jonathan Pollack. Due to the current size of the Board, the independent directors are able to monitor the activities of our company and meet regularly in executive sessions without management to discuss the development and strategy of our company. These executive sessions allow the independent directors to review key decisions and discuss matters in a manner that is independent of our Chief Executive Officer. Therefore, the Board has determined that a lead independent director is not necessary at this time. To the extent the composition of the Board changes and/or grows in the future, the Board of Directors may reevaluate the need for a lead independent director.

Our management is responsible for identifying, assessing and managing the material risks facing the Company. The Board of Directors performs an important role in the review and oversight of these risks, and generally oversees the Company’s risk management practices and processes, with a strong emphasis on financial controls. The Board has delegated primary oversight of the management of (i) financial and accounting risks and related-party transaction risks to the Audit Committee and (ii) compensation risk to the Compensation Committee. To the extent that the Audit Committee or Compensation Committee identifies any material risks or related issues, the risks or issues are addressed with the full Board.

Director Qualifications and Diversity

Our Board of Directors believes that the Board, as a whole, should have a diverse range of characteristics and skills to function at an optimal level in exercising its oversight over the Company. When evaluating a person for nomination for election to the Board of Directors, the qualifications and skills considered by the Board of Directors, including the Nominating and Governance Committee, include:

•

Whether or not the person will qualify as a director who is “independent” under applicable laws and regulations, and whether the person is qualified under applicable laws and regulations to serve as a director of the Company.

•	Whether or not the person is willing to serve as a director, and willing to commit the time necessary for the performance of the duties of a director.

•	The opinions, perspectives and backgrounds of the person.

•

The contribution that the person can make to the Board of Directors, with consideration being given to the person’s business experience, education, skills, conflicts of interest, the interplay of the candidate’s experience with that of other Board members, and such other factors as the Board of Directors may consider relevant.

•	The character and integrity of the person.

The Board applies a broad concept of diversity, which includes all of the criteria listed above together with other factors such as the nominee’s age and leadership abilities. Although we do not have a diversity policy, when the Board seeks new director candidates to add to the Board or to replace directors who have resigned or recommends the re-election of incumbent directors, the Board selects director nominees on the basis of all of these criteria with the goal of finding the best match for our Board.

With respect to skill set diversity, the Board seeks to have directors and nominees with not only experience and expertise related to secure communications and electronic components but also in a broad range of other areas. The Board currently consists of members with expertise in hotel operations, finance, and investment banking.

Report of the Company’s Board of Directors’ Audit Committee

The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended May 31, 2011, with the Company’s management and has discussed with Ernst & Young LLP, the Company’s independent registered public accounting firm (the “Auditors”) those matters required to be discussed by the Auditors with the Audit Committee under the rules adopted by the Public Company Accounting Oversight Board (the “PCAOB”).

In addition, the Auditors have provided the Audit Committee with the written disclosures and the letter required by applicable requirements of the PCAOB, regarding the Auditors’ communications with the Audit Committee concerning independence, and the Audit Committee has discussed the Auditors’ independence with the Auditors.

Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended May 31, 2011, for filing with the Securities and Exchange Commission.

Audit Committee

Melvin L. Keating (Chairman)

Matthew E. Avril

Kenneth J. Krieg

Stockholder Communication with the Board of Directors

The Board of Directors has adopted a process by which stockholders may communicate with the Board of Directors for matters other than director nominations. Stockholders who would like to communicate with the Board of Directors, or a committee of the Board of Directors, should send the communication to: Chairman of the Board, API Technologies Corp., 4705 S. Apopka Vineland Rd., Suite 210, Orlando, Florida 32819.

The Chairman will forward such communications to the Board of Directors at or prior to the next meeting of the Board of Directors. Stockholders wishing to communicate only with the independent directors can address their communications to “Independent Directors, c/o Chairman of the Board” at the same address above. These communications will be forwarded to the independent directors at or prior to the next meeting of the independent directors.

The Board of Directors or the independent directors will determine, in their respective sole discretion, the method by which any such communications will be reviewed and considered.

Security Ownership of Certain Beneficial Owners and Management

As of September 1, 2011, we had 54,566,850 shares of our common stock outstanding and 584,631 Exchangeable Shares outstanding. The following table sets forth as at September 1, 2011, the name and address and the number of shares of our common stock (assuming for such purposes that the Exchangeable Shares constitute outstanding shares of our common stock), beneficially owned by (i) each person known by us to be the beneficial owner of more than five percent (5%) of our common stock, (ii) each director and each named executive officer and (iii) all officers and directors as a group. Unless otherwise indicated, the address for the executive officers and directors is the executive office of the Company.

Name and Address of Beneficial Owner	Number of Our Shares of Common Stock Beneficially Owned (1)	Percentage of Our Shares of Common Stock Beneficially Owned (2)(3)
Brian R. Kahn (4)(11)	22,000,000	39.9%

Bel Lazar (5)	159,981	*

Kenton W. Fiske (6)	147,000	*

Matthew E. Avril (7)	4,000	*

Melvin L. Keating (7)	4,000	*

Kenneth J. Krieg (7)	4,000	*

Phillip DeZwirek (8) 2300 Yonge Street, Suite 1710 Toronto, Ontario Canada M4P 1E4	2,159,509	3.9%

Stephen Pudles (9) 505 Seton Circle Lakewood, New Jersey 08701	37,799	*

All Officers and Directors as a group (7 persons)	22,318,981	40.5%

5% stockholders

Vintage Albany Acquisition, LLC (10) 4705 S. Apopka Vineland Rd. Suite 210 Orlando, FL 32819	22,000,000	39.9%

Senator Investment Group LP (11) 1330 Avenue of the Americas 26th Floor New York, NY 10019	5,929,231	10.8%

*	Does not exceed 1%.
(1)	All shares are owned directly and beneficially by the stockholder indicated and such stockholder has sole voting and investment power, unless otherwise indicated. Includes both our common stock and Exchangeable Shares of API Sub convertible into our common stock. Does not include Exchangeable Shares owned by us or our subsidiaries.
(2)	Computed by dividing the number of shares beneficially held by each stockholder, including shares of common stock such stockholder has the right to acquire through the exercise of any option, warrant or right within 60 days, by the sum of (i) the total number of issued and outstanding shares of our common stock, plus (ii) the total number of issued and outstanding Exchangeable Shares (other than Exchangeable Shares owned by us and our subsidiaries) plus (iii) shares of common stock such stockholder has the right to acquire through the exercise of any option, warrant or right within 60 days. Excluded are API Electronics Group, Inc. common shares convertible into our common stock or Exchangeable Shares pursuant to the Plan of Arrangement that we entered into with API Electronics Group, Inc. in connection with a business combination in November 2006.
(3)	For purpose of this calculation, Exchangeable Shares are treated as the same as our common shares.
(4)	Mr. Kahn became Chairman and Chief Executive Officer on January 21, 2011. Mr. Kahn shares voting control and investment control of all of the 22 million shares.
(5)	Mr. Lazar became our President and Chief Operating Officer effective March 1, 2011.
(6)

Mr. Fiske became an employee of ours as Chief Executive Officer of SenDEC Corp. on January 21, 2011, from which position he retired August 31, 2011, and a director on February 8, 2011. Represents options, all of which are vested.

(7)	Represents 4,000 vested restricted stock units of 12,000 restricted stock units granted on June 3, 2011.
(8)	Mr. Phillip DeZwirek resigned as a director and the Chief Executive Officer of the Company on January 21, 2011. Includes 287,500 Exchangeable Shares, and 208,334 shares of our common stock underlying warrants held directly by Phillip DeZwirek. Also includes 1,195,357 shares held by Icarus Investment Corp., which we refer to as Icarus, and 123,593 shares underlying warrants held by Icarus. Mr. Phillip DeZwirek and Mr. Jason DeZwirek, his son and a former officer and director, share voting and investment power with respect to Icarus owned shares, and all of such shares are attributed to Mr. Phillip DeZwirek for purposes of this table.
(9)	Mr. Pudles resigned as our Chief Executive Officer and as a director on September 17, 2010 and was terminated as the Chief Executive Officer of API Defense USA, Inc. on June 6, 2011. Includes warrants to purchase 4,465 shares of common stock.
(10)	Vintage Albany Acquisition, LLC, Vintage Albany Partners LP, Vintage Albany Partners GP LLC, Vintage Capital Management, LLC, Kahn Capital Management, LLC, Brian R. Kahn, Andrew M. Laurence and Jeremy R. Nowak have shared voting power and shared investment power with respect to all 22 million shares.
(11)	Reflects beneficial ownership derived solely from information reported in a Form 3 filed with the SEC on July 5, 2011 and a Schedule 13G filed March 28, 2011. Such Schedule 13G indicates that Senator Investment Group LP serves as investment manager to certain investment funds, and, as such, has investment discretion over such shares, and that Douglas Silverman and Alexander Klabin have control of a Delaware limited liability company that may be deemed to control Senator Investment Group LP.

Change in Control of the Company

On January 21, 2011, the Company completed the acquisition of SenDEC Corp., which we refer to as SenDEC, from Vintage Albany Acquisition, LLC, which we refer to as Vintage. The acquisition was pursuant to an Agreement and Plan of Merger dated January 9, 2010, as amended January 19, 2011, among the Company, Vintage, SenDEC, and API Merger Sub, Inc., which we refer to as the Merger Agreement. Under the Merger Agreement, Vintage received 22 million shares of the Company’s common stock as consideration for the SenDEC acquisition, which represented approximately 71.5% of the voting securities of the Company as of January 21, 2011, and represents approximately 39.9% of the voting securities of the Company as of September 1, 2011.

Also on January 21, 2011, in connection with the acquisition of SenDEC, Phillip DeZwirek, Jason DeZwirek and Jonathan Pollack tendered their resignations as officers and members of the Board of Directors and Arthur Cape and Bernard Kraft tendered their resignations from the Board of Directors effective immediately. Mr. Cape served on the Audit Committee and Mr. Kraft served on the Audit Committee as its Chair and on the Compensation Committee. The remaining Board members, Donald A. Wright and Eric Goldberg, on January 21, 2011 appointed Brian R. Kahn and Melvin L. Keating as members of the Board of Directors to fill two of the vacancies. In addition, on February 8, 2011, after the ten day period following the mailing of the information statement required by Rule 14f-1 under the Securities Exchange Act of 1934, as amended, Kenneth J. Krieg, Matthew E. Avril, and Kenton W. Fiske were appointed to serve as members of the Board of Directors of the Company. The new directors were appointed in accordance with the terms of the Merger Agreement. On June 3, 2011, Eric Goldberg and Donald A. Wright resigned from the Board of Directors of the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers and persons beneficially owning more than ten percent of a class of our equity securities to file certain reports of beneficial ownership and changes in beneficial ownership with the Securities and Exchange Commission. Based solely on our review of Section 16(a) reports and any written representations made to us, the Company believes that all such required filings for its 2011 fiscal year were made in a timely manner, other than one late Form 4 for each of Donald A. Wright and Eric Goldberg relating to one purchase transaction for each of them in the private offering of the Company in March 2011.

Certain Transactions

Since June 1, 2009, the following transactions have occurred in which persons who, were directors, officers or owners of more than 5% of our common stock, had a direct or indirect material interest.

The Company was party to an oral agreement with Icarus Investment Corp. (“Icarus”), a shareholder of the Company that is controlled by Jason DeZwirek, former Secretary and director of the Company, and Phillip DeZwirek, former Chairman, Chief Executive Officer and director of the Company. Under the agreement, Icarus provided office space, office equipment and supplies, telecommunications, personnel and management services to the Company for an annual fee of $170,000 (plus certain expenses). During the years ended May 31, 2010 and May 31, 2011, the Company paid Icarus $186,855 and $131,802, respectively, for such services. Icarus also received a $750,000 change in control payment that was paid in connection with the SenDEC acquisition. The agreement terminated as of January 21, 2011.

During the 2011 and 2010 fiscal years, Mr. Jason DeZwirek, pursuant to an oral agreement, provided strategic planning services, including the identification and evaluation of financing options, capital structure, and potential acquisitions. The Company paid him $67,728 and $90,304 in fiscal 2011 and 2010, respectively, under such agreement. Mr. DeZwirek also received a change in control payment of $250,000 in connection with the SenDEC acquisition. The agreement terminated as of January 21, 2011.

On June 23, 2009, the Company issued $3,650,000 of secured convertible promissory notes (the “Notes”) to a group of investors. The investors included Jason DeZwirek, who purchased $700,000 of the Notes, Jonathan Pollack, then a director and our former Executive Vice President, who purchased $50,000 of the Notes, and Icarus, which purchased $700,000 of the Notes. The Notes were convertible into shares of our common stock at a price of $3.00 per share at any time. The Notes were due on June 23, 2012 and accrued interest at the rate of 12% per annum, payable quarterly. The Notes were secured by the personal property of the Company and its subsidiaries. We paid $174,000 in interest in fiscal year 2011 and $134,433 in fiscal year 2010 with respect to the Notes of such related parties. On January 31, 2011, the principal amount of the Notes were converted into shares of our common stock.

On December 21, 2009, the Note and Security Agreement between the Company and the holders of the Notes was amended (the “First Amendment”). In consideration of the holders of the Notes entering into the First Amendment, API agreed to issue warrants (the “December Warrants”) to purchase approximately 250,000 shares of the common stock of the Company, pro rata among the Note holders, at an exercise price of $5.08 per share. The December Warrants expire June 23, 2012. Mr. Jason DeZwirek, Mr. Pollack and Icarus received 11,987; 856; and 11,987, respectively, of the December Warrants.

On January 20, 2010 and January 22, 2010, the Company conducted a private placement of $20,000,000 of Secured Promissory Notes (“Secured Notes”) and warrants to purchase 3,571,447 shares of common stock (“Warrants”) of the Company to various investors including Icarus ($2,500,000 Secured Note, 111,608 Warrants), DAJJ Family Trust, an affiliate of Mr. Jason DeZwirek ($2,000,000 Secured Note, 89,286 Warrants),

Maxchar Family Trust, an affiliate of Mr. Pollack ($250,000 Secured Note, 11,161 Warrants), Bernard Kraft, then a director ($150,000 Secured Note, 6,697 Warrants), Claudio Mannarino, our then Chief Financial Officer ($50,000 Secured Note, 2,233 Warrants), Stephen Pudles ($100,000 Secured Note, 4,465 Warrants), and Donald A. Wright ($100,000 Secured Note, 4,465 Warrants). The Secured Notes were due three years from issuance, with interest accruing at an annual rate of 15% per annum, payable in arrears each calendar quarter. The Company could elect to prepay all or a portion of the Secured Notes anytime. If prepaid in the first year, the Company was required to pay the investor interest that would have accrued on such prepaid amount from and after the prepayment date to January 20, 2011. Otherwise, the Company would have been required to pay the investor an additional 2% of the prepaid amount. The Secured Notes were secured by the assets of API and its subsidiaries pursuant to security agreements, excluding real estate. The Company elected to prepay all of the Secured Notes on January 20, 2011. In fiscal 2011 and 2010, the Company paid $624,349 and $148,151 in interest under the Secured Notes to such related parties. The Warrants have an exercise price of $5.60 per share and expire in five years.

Mr. Kahn and Andrew Laurence, our former Chief Accounting Officer and Vice President of Finance, are deemed to beneficially own the 22 million shares of our common stock issued to Vintage in connection with the SenDEC acquisition.

On March 18, 2011, the Company entered into a Common Stock Purchase Agreement pursuant to which the Company issued 17,095,102 shares of its common stock in a private placement for a purchase price of $6.00 per share. The purchasers included then directors Eric Goldberg (33,333 shares) and Mr. Wright (25,000 shares), JMP Fam Holdings Inc., an affiliate of Mr. Pollack (41,667 shares), Mr. Mannarino (8,333 shares), Icarus (166,667 shares), DAJJ Family Trust (166,667 shares), and Phillip DeZwirek (166,667 shares), all of whom purchased on the same terms as the other purchasers. The Common Stock Purchase Agreement provides that if the Company proposes to issue any shares of its common stock or securities that include the right to acquire its common stock, other than in certain issuances, each purchaser that holds at least 5% of the Company’s outstanding common stock (calculated on a fully converted and exchanged basis) has the right to purchase its pro rata share of such securities, based on the number of shares of common stock (including shares of the Company’s common stock issuable upon conversion or exchange of other securities of the Company) held by such purchaser in the Company before such issuance. The Company also has agreed, pursuant to a Registration Rights Agreement, to prepare and file a registration statement covering the resale of the shares purchased, and to keep the registration statement effective until the earliest of March 18, 2016, the date on which all of the shares sold pursuant to the Common Stock Purchase Agreement may be sold under Rule 144, or the date on which all of such shares sold pursuant to the Common Stock Purchase Agreement have been sold by such purchasers.

The Company entered into another Common Stock Purchase Agreement on June 27, 2011, pursuant to which the Company issued 4,791,958 shares of its common stock in a private placement for a purchase price of $6.50 per share. The purchasers included Senator Sidecar Master Fund LP (769,231 shares), which had become a shareholder holding over 5% of our common stock upon purchase of 4,550,000 of our shares under the Common Stock Purchase Agreement dated March 18, 2011. Senator Sidecar Master Fund LP also received 200,000 in consideration for a backstop commitment provided by it in connection with the June 2011 offering. The Common Stock Purchase Agreement provides that if the Company proposes to issue any shares of its common stock or securities that include the right to acquire its common stock, other than in certain issuances, each purchaser that holds at least 5% of the Company’s outstanding common stock (calculated on a fully converted and exchanged basis) has the right to purchase its pro rata share of such securities, based on the number of shares of common stock (including shares of the Company’s common stock issuable upon conversion or exchange of other securities of the Company) held by such purchaser in the Company before such issuance. The Company also has, pursuant to a Registration Rights Agreement, agreed to prepare and file a registration statement covering the resale of the shares purchased, and to keep the registration statement effective until the earliest of June 27, 2016, the date on which all of the shares sold pursuant to the Common Stock Purchase Agreement may be sold under Rule 144, or the date on which all of such shares sold pursuant to the Common Stock Purchase Agreement have been sold by such purchasers.

Executive Compensation

Compensation Policies and Procedures

Throughout this Proxy Statement, the individuals included in the Summary Compensation Table below are referred to as the “named executive officers.”

Overview of Compensation Program

The Compensation Committee oversees our compensation programs, with particular attention to the compensation for our Chief Executive Officer, President and the other named executive officers. It is the responsibility of the Compensation Committee to review and approve or, as the case may be, recommend to the Board of Directors for approval, changes to our compensation policies and benefits programs, to recommend and approve stock-based awards to named executive officers, and to otherwise ensure that the Company’s compensation philosophy is consistent with the best interests of the Company and its stockholders and is properly implemented and monitored. We do not use compensation consultants in determining or recommending the amount or form of executive or director compensation.

The day-to-day administration of savings plans, health, welfare and paid time-off plans and policies applicable to salaried employees in general are handled by our human resources and finance department employees. The responsibility for certain fundamental changes outside the day-to-day requirements necessary to maintain these plans and policies belongs to the Compensation Committee.

The Compensation Committee currently consists of Matthew E. Avril, Chairman, Melvin L. Keating and Kenneth J. Krieg.

Compensation Philosophy

The goal of our executive compensation policy is to ensure that an appropriate relationship exists between executive pay and the creation of stockholder value, while at the same time attracting, motivating and retaining key employees. To achieve this goal, the Company’s named executive officers are offered compensation opportunities that are linked to the Company’s financial performance and to individual performance and contributions to the Company’s success.

To achieve this goal, the Compensation Committee focuses on the following considerations:

•

An emphasis on rewarding our named executive officers with total compensation (including cash and stock options) at competitive market levels, based on each executive’s experience, skills and individual performance; and

•

An appropriate mix of short-term (salary and cash bonuses) and long-term compensation (stock options and stock awards), which facilitates retention of talented executives and balances short-term and long-term financial goals and behaviors within the Company.

The primary components of the Company’s executive compensation program for its named executive officers have been: (a) base salaries, (b) bonuses, and (c) long-term incentive opportunities in the form of stock options and stock awards.

Compensation Components

For fiscal 2011, the Company primarily used three types of compensation in paying its key executives: base salaries, stock options, and stock grants. The Company also utilizes cash bonuses, although no cash bonuses were paid in fiscal 2011.

Base Salary

In setting base pay for the Company’s key executives, the Compensation Committee or the Chief Executive Officer reviews the following quantitative and qualitative factors: Company performance, the executive’s individual performance and scope of responsibility, internal equity and other considerations.

The Compensation Committee believes that an executive’s base salary should be targeted at market competitive levels while rewarding outstanding performance with above-average total compensation. Subject to the terms of employment agreements, base salaries for executives are reviewed annually, and are adjusted from time to time based on a review of individual performance.

Cash Bonuses

No cash bonuses were granted in fiscal 2011. However, under the employment letter agreement of Bel Lazar, our President and Chief Operating Officer, he will be entitled to a cash incentive bonus payable upon the achievement of performance goals to be established by the Compensation Committee, with a target of 70% of his salary, and a maximum target opportunity of 100%. Mr. Lazar was not eligible for his bonus in fiscal 2011 as he was hired effective March 1, 2011 and received a signing stock bonus. After fiscal 2011, we hired John P. Freeman as Chief Financial Officer effective June 1, 2011. In connection with our acquisition of Spectrum Control, Inc., which we refer to as Spectrum, and as consideration for his service to Spectrum prior to the acquisition, he received a $248,000 closing bonus. Our former Chief Executive Officer Stephen Pudles was entitled to a cash bonus under his employment agreement based on the achievement of performance goals, with specific milestones to be set by the Board in consultation with Mr. Pudles. For fiscal year 2011, it was determined that Mr. Pudles was not entitled to a bonus. The Compensation Committee may also grant cash bonuses in its discretion on a case by case basis.

Long-term Incentives

Stock-based compensation has been an element of the Company’s compensation program for its key executives. The Company’s Amended and Restated 2006 Equity Incentive Plan was adopted by the Board and approved by our stockholders on October 19, 2007, and amended and restated on June 3, 2011. The purpose of the plan is to allow the Company to grant options to purchase shares of the Company’s common stock or to grant restricted stock units, restricted stock or bonus stock awards. The Compensation Committee determines in its sole discretion, subject to the terms and conditions of the plan, the size of a particular award of an option or stock grant based upon its subjective assessment of an individual’s performance, responsibility and functions and how this performance may have contributed, or is expected to contribute, to the Company’s performance.

We believe awards pursuant to the Company’s Amended and Restated 2006 Equity Incentive Plan align the interests of management with those of the Company’s stockholders by emphasizing long-term stock ownership and increases in stockholder value. Management will benefit under such plan only if the other stockholders of the Company also benefit. The purpose of the plan is to encourage executives and others to acquire a proprietary interest in the Company, thereby further stimulating their active interest in the development and financial success of the Company. The Company has no formal policy regarding stock ownership or retention by the Company’s named executive officers.

The Board of Directors on January 21, 2011, in connection with the SenDEC acquisition, approved a Management Bonus Plan (the “Bonus Plan”), under which certain SenDEC employees and executives, including Mr. Fiske, will be eligible for a management bonus of up to $11 million in the aggregate, potentially payable in three installments through July 31, 2013, based on achievement of certain financial milestones of SenDEC. The bonus amounts will be based on adjusted EBITDA, with such adjustments as set forth in the Bonus Plan, as of July 31, 2011, 2012 and 2013. The bonus payments, if any, are payable no later than October 31 of the year in which a bonus period ends, with the first bonus amount, if any, due for the year ended July 31, 2012. The first installment is based on financial results for the trailing twelve months ending July 31, 2012. The Bonus Plan is to be administered by the Company’s Board of Directors, or such other committee as it designates.

In connection with their hiring, in fiscal 2011 Mr. Lazar was granted 300,000 shares of common stock and Kenton W. Fiske, former Chief Executive Officer of our subsidiary, SenDEC Corp., was granted 147,000 fully vested options.

Perquisites and Other Personal Benefits

The Company provides certain named executive officers with certain perquisites and other personal benefits that the Company and the Compensation Committee believe are reasonable and consistent with the Company’s overall compensation program to better enable the Company to attract and retain employees for key positions. These perquisites include car allowances and payment of life insurance premiums.

API Electronics, one of our subsidiaries, sponsors a 401(k) retirement plan for our U.S. employees. Pursuant to this plan, the Company matches contributions each pay period at 50% of the employees contributions up to 3% of an employee’s compensation.

Attributed costs of the perquisites described above for the named executive officers for fiscal 2011 and 2010 are included in column All Other Compensation of the Summary Compensation Table in the Executive Compensation section.

Role of Executive Officers in Compensation Decisions

Based on the foregoing objectives, the Compensation Committee structures the Company’s annual and long-term incentive-based cash and non-cash executive compensation to motivate the named executive officers to achieve the business goals set by the Company and to reward the named executive officers for achieving such goals. The Compensation Committee from time to time will rely upon recommendations made by the Company’s management, and in particular, the Chief Executive Officer, regarding compensation for named executive officers, except that the chief executive officer does not participate in the determination of his compensation. The Compensation Committee will review and approve, or, if the situation warrants, will recommend to the full Board of Directors for approval, all new executive compensation programs, including those for the named executive officers. The Chief Executive Officer and such other executives as the Chief Executive Officer deems appropriate will review the performance of each of the named executive officers of the Company (other than the chief executive officer whose performance is reviewed by the Compensation Committee). The conclusions reached and recommendations based on these reviews, including with respect to salary adjustments and annual cash performance and stock-based award amounts, are presented to the Compensation Committee. The Compensation Committee exercises its discretion in modifying any recommended adjustments or awards to named executive officers.

Risk Considerations in our Compensation Program

We generally structure the compensation of management to consist of both fixed and variable compensation. The fixed (or salary) portion of compensation is designed to provide a steady income so executives do not feel pressured to focus exclusively on short term gains, or annual stock price performance, which may be to the detriment of long term appreciation and other business metrics. The variable (stock grants and stock option awards) portion of compensation is designed to reward both individual performance and overall corporate performance. For individual performance, any bonuses are qualitatively determined by the Compensation Committee. Stock options will reward the recipient only if improved overall corporate performance is reflected in the public stock price. Similarly, stock grants further reward the recipient if overall corporate performance is reflected in the public stock price. We believe that the variable components of compensation are sufficient to motivate executives to produce superior short and long term corporate results while the fixed element is also sufficient such that executives are not encouraged to take unnecessary or excessive risks in doing so.

Summary Compensation Table for Fiscal Year 2011 and 2010

The following table summarizes the total compensation paid to or earned by each named executive officer for the fiscal years ended May 31, 2011and May 31, 2010.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Option Awards(1) ($)		All Other Compensation ($)		Total ($)
Brian R. Kahn (PEO)	2011	—	—	—	—		—		—
Chief Executive Officer

Phillip DeZwirek(2)	2011	—	—	—	406,895	(3)	7,890	(4)	414,785
Former Chief Executive Officer	2010	—	—	—	—		9,287		9,287

Stephen Pudles(5)	2011	319,085	—	—	—		15,763	(6)	334,848
Former Chief Executive Officer	2010	284,615	162,500	—	712,296		17,050		1,176,461

Bel Lazar(7)	2011	115,576	—	2,256,000	—		4,623	(8)	2,376,199
President and Chief Operating Officer

Kenton W. Fiske(9)	2011	105,009	—	—	693,823		1,135	(8)	799,967
Former Chief Executive Officer — SenDEC Corp.

(1)	Represents the aggregate grant date fair value of stock awards calculated in accordance with FASB ASC Topic 718, disregarding estimated forfeitures. See Note 17 to our consolidated financial statements for the year ended May 31, 2011 included in our Annual Report on Form 10-K for 2011 for the relevant assumptions used to determine the valuation of these awards. See also footnote 3 with respect to Mr. DeZwirek.
(2)	Mr. DeZwirek served as Chief Executive Officer from September 13, 2010 through January 21, 2011. Mr. DeZwirek is deemed to control Icarus, which received $131,802 and $186,855 in fiscal year 2011 and 2010, respectively, from the Company for office space and expenses in Toronto and management services, and a $750,000 change in control payment in connection with the SenDEC acquisition; however, the Company does not deem such amounts to be compensation paid to Mr. DeZwirek. See Certain Transactions above.
(3)	On January 21, 2011, the expiration date of 208,334 warrants held by Mr. DeZwirek was extended by approximately two years. This amount represents the incremental fair value, computed as of the modification date of his warrants, in accordance with FASB ASC Topic 718, with respect to the modified awards.
(4)	Includes life insurance premiums and car allowance.
(5)	Mr. Pudles served as Chief Executive Officer from April 2008 through September 13, 2010, and as Chief Executive Officer of API Defense USA, Inc. from September 13, 2010 through June 6, 2011.
(6)	Includes 401(k) contributions and car allowance.
(7)	Mr. Lazar became President and Chief Operating Officer effective March 1, 2011.
(8)	Includes 401(k) contributions.
(9)	Mr. Fiske was an employee of ours as Chief Executive Officer of SenDEC from January 21, 2011 until his retirement as an employee as of August 31, 2011.

Outstanding Equity Awards at Fiscal Year-End 2011

The following table sets forth information regarding unexercised stock options for each named executive officer as of the end of fiscal year 2011.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
Brian R. Kahn	—	—		—	—

Phillip DeZwirek	208,334	—		5.52	1/20/2013

Stephen Pudles	112,367 187,278 24,906	12,485 — 99,622	(1) (2)	5.52 5.52 5.72	4/22/2018 4/22/2018 8/04/2019

Bel Lazar	—	—		—	—

Kenton W. Fiske	147,000	—		6.05	1/21/2021

(1)	Options are exercisable in two equal installments commencing on April 22, 2012. However, such options expired upon Mr. Pudles’ termination on June 6, 2011.
(2)	Options are exercisable in four equal installments commencing August 5, 2011. However, such options expired upon Mr. Pudles’ termination on June 6, 2011.

Narrative Disclosure to Summary Compensation Table

Brian R. Kahn

Mr. Kahn became our Chairman and Chief Executive officer on January 21, 2011 in connection with the SenDEC acquisition. Mr. Kahn waived all compensation for fiscal 2011 and has no current agreement to be paid compensation.

Bel Lazar

Mr. Lazar became our President and Chief Operating Officer effective March 1, 2011. Under his letter agreement with the Company, he is entitled to a base salary of $500,000 and an annual cash incentive payable for the achievement of performance goals to be established by the Compensation Committee. His target for the incentive payment is 70% of his base salary, with a maximum target opportunity of 100%. Mr. Lazar also was granted 300,000 shares of stock as a signing bonus. Because he was employed for three months of fiscal 2011, and because he received the stock bonus, no incentive bonus was given to Mr. Lazar for 2011. Mr. Lazar’s employment is at-will, and either party may terminate the employment at any time, and the Company is entitled to modify his job title, salary and benefits. Mr. Lazar has no agreements for severance or change in control payments.

Kenton W. Fiske

Mr. Fiske became an employee of the Company in connection with the SenDEC acquisition on January 21, 2011, as Chief Executive Officer of SenDEC. He retired as an employee, including as Chief Executive Officer of SenDEC, as of August 31, 2011, but continues as a director of the Company. The Company entered into an at-will employment letter agreement with Mr. Fiske effective as of January 21, 2011. Under the terms of the letter agreement, Mr. Fiske received a base salary of $310,959 and was entitled to participate in the Bonus Plan. Mr. Fiske also received 147,000 fully vested stock options with an exercise price of $6.05. Either party was entitled to terminate the agreement for any reason. In connection with his retirement, the Company agreed that he will be entitled to the amount of bonuses he would have received under the Bonus Plan if he had continued to be employed, and his options will not terminate due to his retirement. In addition, under the terms of the letter agreement, if there is a change of control of SenDEC or the Company, and the Company’s obligations under the Bonus Plan are not assumed by the acquiring corporation, then the amount of the bonus payable under the Bonus Plan will accelerate, and the Company will be obligated to pay Mr. Fiske the aggregate amount of the bonus he would have been entitled to from and after such change of control, calculating the amount as if 100% of the milestones occurring after the change of control had been achieved. Under the letter agreement, Mr. Fiske is subject to non-compete and non-solicitation obligations that last until January 21, 2015.

Phillip DeZwirek

Mr. DeZwirek became a director of ours and our Chairman on November 6, 2006. He also held the position of Chief Executive Officer from such date until April 2008, when Stephen Pudles assumed that position, and then again from September 13, 2010 through January 21, 2011. Mr. DeZwirek was historically compensated by the Company almost exclusively with option-like warrants. Such warrants were amended on January 21, 2011 to extend the exercise date to January 20, 2013, and to permit the exercise of the warrants for a period of the shorter of January 20, 2013 and two years following the date that he is no longer an officer, director, employee, consultant, or independent contractor of the Company. See also Related Transactions with respect to payments made to Icarus, which is controlled by Mr. Phillip DeZwirek and Mr. Jason DeZwirek, his son.

Stephen Pudles

Mr. Pudles resigned as Chief Executive Officer and director of the Company, effective as of September 13, 2010. He had served as Chief Executive Officer since April 2008 and as a director since November 6, 2008. Mr. Pudles then served as the Chief Executive Officer of API Defense USA, Inc., which we refer to as API Defense, and its subsidiaries through his termination on June 6, 2011.

In connection with Mr. Pudles’ September 13, 2010 resignation, the Company terminated its employment agreement with Mr. Pudles and Mr. Pudles entered into an employment agreement with API Defense. The employment agreement generally contained similar terms and conditions as Mr. Pudles’ employment agreement with the Company. Mr. Pudles was to receive an annual base salary of $325,000, various other benefits and an annual bonus. The annual bonus was to be 50% of Mr. Pudles’ base salary based on API Defense and its subsidiaries and Mr. Pudles achieving certain performance targets as established by the Board of Directors of API Defense. Either API Defense or Mr. Pudles was entitled to terminate the Agreement at any time without cause, although Mr. Pudles was required to give 60 days notice of such termination. Under his employment agreement, if he was terminated without cause prior to April 22, 2012, he was entitled to receive twelve months salary as severance pay, and therefore is entitled to such severance pay, subject to his compliance with his non-compete, non-solicit and confidentiality provisions. Mr. Pudles is subject to a non-compete under his employment agreement, which survives termination of his employment for the shorter of two years or the time over which he is entitled to receive severance pay.

John P. Freeman

On June 1, 2011, in connection with the acquisition of Spectrum by the Company, the employment of John P. Freeman as the Company’s Chief Financial Officer commenced. Pursuant to a letter agreement with the Company effective June 1, 2011, Mr. Freeman’s annual base salary is $248,000. In consideration of his service to Spectrum prior to the acquisition of Spectrum by the Company on June 1, 2011, and in connection with the acquisition, Mr. Freeman received a lump sum closing bonus payment of $248,000. Mr. Freeman’s employment with the Company is on an at-will basis. However, if the Company terminates Mr. Freeman for any reason other than death, disability or cause (as defined below), or if Mr. Freeman voluntarily terminates his employment, the Company will generally maintain in full force and effect Mr. Freeman’s coverage (i) under any medical and dental insurance to which he would have been entitled under any employee benefit plans, programs or arrangements maintained by the Company until Mr. Freeman reaches age 65, and (ii) under any life and accidental death and dismemberment insurance plans to which he would have been entitled under any employee benefit plans, programs or arrangements maintained by the Company for a period of 12 months following termination. In addition to the foregoing benefits, Mr. Freeman will become entitled to a lump sum payment by the Company of $50,000 upon termination by the Company for any reason other than death, disability or cause, or upon Mr. Freeman’s voluntary termination of his employment, at any time on or after September 2, 2011, with the payment of such amount conditioned upon Mr. Freeman’s execution of a general release and waiver of age and other claims.

For purposes of the letter agreement with Mr. Freeman, “cause” means (i) the willful engagement in gross misconduct that is materially and demonstrably injurious to the property or business of the Company or any of its subsidiaries, or (ii) fraud, misappropriation or commission of a felony. No act or failure to act will be considered “willful” unless done, or omitted to be done, in bad faith and without reasonable belief that the action or omission was in the interests of the Company or not opposed to the interests of the Company.

Director Compensation for Fiscal Year 2011

The following table provides information for the fiscal year ending May 31, 2011 of the cash and other compensation for directors who are not named executive officers and who served during the 2011 fiscal year.

Name	Fees Earned or Paid in Cash ($)	Option Awards(1),(2) ($)		All Other Compensation ($)		Total ($)
Matthew E. Avril	—	—		—		—
Melvin L. Keating	—	—		—		—
Kenneth J. Krieg	—	—		—		—
Arthur Cape	5,000	—		10,000	(3)	15,000
Jason DeZwirek	—	406,895	(4)	323,214	(5)	730,109
Eric Goldberg	2,500	—		10,000	(3)	12,500
Bernard Kraft	12,500	—		25,000	(3)	37,500
Jonathan Pollack(6)	—	—		622,172		622,172
Donald A. Wright	7,500	—		15,000		22,500

(1)	Represents the aggregate grant date fair value of stock awards calculated in accordance with FASB ASC Topic 718, disregarding estimated forfeitures. See Note 17 to our consolidated financial statements for the year ended May 31, 2011 included in our Annual Report on Form 10-K for 2011 for the relevant assumptions used to determine the valuation of these awards. See also footnote 4 for Mr. DeZwirek.
(2)	The listed directors had options to purchase the following shares of common stock outstanding at the end of fiscal 2011: Mr. Cape: 5,084 shares, 2,584 of which were vested; Mr. Jason DeZwirek: 208,334, all of which were vested; Mr. Pollack: 139,578, all of which were vested; and Mr. Wright: 5,084 shares, 2,584 of which were vested.
(3)	Represents a change in control payment granted in connection with the SenDEC acquisition.
(4)	On January 21, 2011, the expiration date of 208,334 warrants held by Mr. DeZwirek was extended by approximately two years. This amount represents the incremental fair value, computed as of the modification date of his warrants, in accordance with FASB ASC Topic 718, with respect to the modified awards.
(5)	Represents $250,000 change in control payment granted to Mr. DeZwirek in connection with the SenDEC acquisition, $67,728 in consulting fees and $5,486 in life insurance premiums.
(6)

Mr. Pollack became Executive Vice President on September 4, 2009 and a director on June 20, 2007, both of which positions he resigned on January 21, 2011. Mr. Pollack performed his services as Executive Vice President, and later services as consultant providing corporate development and capital market advice services, pursuant to a Consulting Agreement between the Company and JMP Fam Holdings Inc. The compensation amounts listed in the column All Other Compensation represents consulting fees of $271,332 Mr. Pollack received for his services as an officer and consultant under the Consulting Agreement and $350,840 he received as a change in control payment under the Consulting Agreement in connection with the SenDEC acquisition. The amounts paid under the Consulting Agreement are paid in Canadian dollars. The rate and methodology in converting the amounts paid to U.S. currency is determined by using the average conversion rate during the fiscal year reported.

Prior to the SenDEC acquisition on January 21, 2011, we paid each of our independent directors $10,000 a year, payable quarterly, to serve as directors of the Company and the Chairman of the Audit Committee received an additional $15,000 and the Chairman of the Compensation Committee of the Company received an additional $5,000 per year. Such amounts were also payable quarterly. Following the acquisition of Spectrum Control, Inc. in June 2011, the Board determined that in order to attract and retain qualified non-employee members of the Board, that independent directors would receive director compensation in both cash and restricted stock units. Independent directors, therefore, currently receive an annual cash retainer of $40,000, the chair of the Audit Committee receives an additional annual cash retainer of $10,000 and the chairs of the Compensation Committee and the Nominating and Governance Committee each receive an additional cash retainer of $7,500, with all such amounts payable quarterly. In addition, on June 3, 2011, the independent directors Messrs. Avril, Keating and Krieg received 12,000 restricted stock units, 4,000 of which vested on the date of grant, and 4,000 of which will vest on each of June 3, 2012 and June 3, 2013, subject to continued service by each recipient through such date. Any other person who becomes a non-employee independent director will be entitled to 10,000 restricted stock units, with one-third immediately exercisable and the remaining two-thirds vesting in two equal installments on the first and second anniversary of the grant subject to the continued service of the recipient as a member of the Board through such date. In addition, an award of 5,000 restricted stock units is to be granted automatically to each non-employee independent director on the day of each annual meeting, with such award vesting on the day prior to the annual meeting following the annual meeting at which such award is granted, subject to the continued service of the recipient as a Board member through such date.

PROPOSAL 2

APPROVAL OF AMENDMENTS TO AMENDED AND RESTATED

2006 EQUITY INCENTIVE PLAN

General

The Company’s 2006 Equity Incentive Plan (as amended and restated, the “2006 Plan”) was approved by the Board of Directors on October 26, 2006 and approved by the shareholders on October 19, 2007. On August 5, 2009, the Compensation Committee and the Board of Directors approved an amendment to increase the number of shares available for issuance under the 2006 Plan from 1,250,000 to 1,375,000, subject to shareholder approval. On August 31, 2009, the Compensation Committee further recommended to the Board of Directors that the stockholders approve an amendment to the 2006 Plan to increase the number of shares of common stock available for issuance thereunder from 1,375,000 to 2,125,000 shares, which increase was approved by the stockholders on September 24, 2009. These numbers reflect a 1-for-4 reverse stock split that the Company effected of its common stock on December 28, 2010.

On January 21, 2011, the Company’s Board of Directors approved an amendment to the 2006 Plan to increase the number of shares of common stock available for issuance from 2,125,000 shares to 5,875,000 shares. On June 3, 2011, the Board again amended and restated the 2006 Plan in order to permit the Company to grant restricted stock units. All other terms of the 2006 Plan remain unchanged.

Prior to the June 3, 2011 amendment, the 2006 Plan only provided for awards of bonus or restricted stock grants and non-statutory and incentive stock options. A restricted stock unit represents the right to receive shares of common stock or cash at the end of a specified period. Upon the lapse of restrictions with respect to a restricted stock unit, the participant is entitled to receive a share of common stock or, if provided in the award agreement, an amount of cash equal to the fair market value of a share of common stock. Restricted stock units provide the Company flexibility to issue awards functionally similar to restricted stock awards but without having to issue shares of common stock until the restrictions lapse. The addition of restricted stock units also allows the Company to balance the risk of its long-term awards by using more than one form of long-term compensation. In reaching its decision to add restricted stock units, the Board of Directors considered information regarding the market trend of public companies adding restricted stock units to their equity incentive programs, the ability to provide greater value to employees with fewer shares under restricted stock unit awards as compared to stock options, and that restricted stock units, unlike stock options, retain value and continue to provide meaningful incentive to employees despite declines in the market price of the underlying stock after grant.

The Board of Directors believes that approval of the amendments to the 2006 Plan will allow the Company to continue to provide key employees and directors with a proprietary interest in the growth and performance of the Company while aligning the interests of management with those of the Company’s stockholders. Approval of the amendments to the 2006 Plan will also allow the Company to continue to have flexibility in structuring compensation arrangements to attract and retain key employees and directors for the Company, and to provide the Company with an alternative means of compensating consultants. The purpose of the amendments to the 2006 Plan are to (i) attract and retain employees of the Company and its subsidiaries, qualified individuals to serve as non-employee members of the Board, and consultants to provide services to the Company; (b) motivate participating employees, directors and consultants, by means of appropriate incentives, to achieve long-range goals; and (c) provide incentive compensation opportunities that are competitive with those of other similarly situated companies; and thereby promote the long-term financial interest of the Company and its subsidiaries, including the growth in value of the Company’s equity and enhancement of long-term stockholder return.

The Company is providing the following description of the 2006 Plan to you in connection with the solicitation of proxies for approval of the amendments to 2006 Plan, as amended and restated. The following discussion summarizes the material terms of the 2006 Plan. This discussion does not purport to be complete and is qualified in its entirety by reference to the 2006 Plan, which plan, as amended and restated assuming this

Proposal 2 is approved, is attached to this Proxy Statement as Exhibit A. The only changes made to the 2006 Plan are the increase in the number of shares authorized to be issued under the plan and the addition of restricted stock units as a type of award available for issuance under the plan.

Summary of the 2006 Amended and Restated Equity Incentive Plan

Administration. Administration of the 2006 Plan has been delegated to the Compensation Committee. The Compensation Committee consists solely of two (2) or more independent, non-employee directors, as defined in Rule 16b-3 promulgated under the Securities and Exchange Act of 1934, as amended, who are “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code.

Eligibility. All of our employees, including those of our subsidiaries and those of our affiliates, who number approximately 630, are eligible to participate in the 2006 Plan. Our directors, who are five in number, and other persons that provide consulting services to us, our subsidiaries and our affiliates are also eligible to participate in the 2006 Plan. The term “affiliates” is used in this summary to refer to any person or entity that directly or indirectly controls, or is controlled by or is under common control with us. The term “subsidiary” is used in this summary to refer to any corporation or other corporate entity (other than the Company) in an unbroken chain of corporate entities beginning with the Company if each of the corporations or other corporate entity (other than the last corporation in the unbroken chain) owns stock possessing at least 50% of the total combined voting power of all classes of stock in one of the other corporations in such chain.

Maximum Shares and Award Limits. As of September 1, 2011, the Company has reserved a total of 5,875,000 shares of common stock (including the 3,750,000 additional shares subject to shareholders approval at the Annual Meeting) for issuance under the 2006 Plan. The terms of outstanding awards will be adjusted without the approval of our stockholders as the Compensation Committee determines is appropriate in the event of a stock dividend, stock split, reclassification of stock, merger, reorganization or similar event. If an option terminates, expires or becomes un-exercisable, or shares of common stock subject to a stock award are forfeited, the shares subject to such option or stock award are available under the 2006 Plan for future awards.

Stock Options. The 2006 Plan provides for the grant of both options intended to qualify as incentive stock options under Section 422 of the Code and options not intended to so qualify. Options intended to qualify as incentive stock options may be granted only to persons who are employees or employees of subsidiaries that are treated as corporations for federal income tax purposes. No participant may be granted incentive stock options that are exercisable for the first time in any calendar year for common stock having a total fair market value (determined as of the option grant) in excess of $100,000. The Compensation Committee will select the participants who are granted options and, consistent with the terms of the 2006 Plan, will prescribe the terms of each option, including the vesting rules for such option. The option exercise price for options cannot be less than the common stock’s fair market value on the date the option is granted, and in the event a grant of an option intended to be an incentive stock option to a participant is deemed to be a 10% owner of the Company or one of our subsidiaries, the exercise price of an incentive stock option cannot be less than 110% of the common stock’s fair market value on the date the option is granted. Generally, the option price must be paid in cash, however, if approved by the Compensation Committee, a cashless exercise will be permitted. Options may be exercised in accordance with requirements set by the Committee. The maximum period in which an option may be exercised will be fixed by the Committee, provided that (a) in order for options to qualify as incentive stock options, the maximum period cannot exceed ten years, and (b) in the event a participant is deemed to be a 10% owner of the Company or a subsidiary, the maximum period for an incentive stock option granted to such participant cannot exceed five years. Options will be nontransferable except in the event of the participant’s death.

Unless provided otherwise in a participant’s stock option agreement and subject to the maximum exercise period for the option, an option generally will cease to be exercisable upon the earlier of three months following the participant’s termination of service with us or our affiliate or the expiration date under the terms of the participant’s stock option agreement. The right to exercise an option will expire immediately upon the participant’s termination of service with us if the termination is for cause. Upon death or disability, the option exercise period is extended to the earlier of one year from the participant’s termination of service or the expiration date under the terms of the participant’s stock option agreement.

Stock Awards. The Compensation Committee also will select the participants who are granted bonus or restricted common stock awards and, consistent with the terms of the 2006 Plan, will establish the terms of each bonus or restricted common stock award. A bonus or restricted common stock award may be subject to payment by the participant of a purchase price for the shares of common stock subject to the award, and may be subject to vesting requirements or transfer restrictions or both, if so provided by the Committee. Those requirements may include, for example, a requirement that the participant complete a specified period of employment with the Company or its affiliate or the achievement of certain performance objectives. Any such performance objectives may be based on the individual performance of the participant, our performance or the performance of our affiliates, subsidiaries, divisions, departments or functions in which the participant is employed or has responsibility. A transfer of the shares of common stock subject to a restricted common stock award normally will be restricted prior to vesting.

Restricted Stock Units. The Compensation Committee also will select the participants who are granted restricted stock units, and consistent with the terms of the 2006 Plan, will establish the terms of each restricted stock unit award. As with stock awards, a restricted stock unit award may be subject to vesting requirements or transfer restrictions or both, if so provided by the Committee. Each restricted stock unit award will specify a settlement date applicable to each grant of restricted stock units. On the settlement date, the Company will transfer to the participant one share of common stock or cash equal to the value of one share of common stock for each restricted stock unit scheduled to be paid out on such date.

Change in Capitalization. The number of shares of common stock covered by outstanding awards, the number or kind of shares of common stock which may be awarded under the 2006 Plan, and the exercise or purchase price of each outstanding award, and the like, will be proportionally adjusted by the Compensation Committee in the event of event of a stock dividend, stock split, reclassification of stock, merger, reorganization or similar event. Such adjustment may not materially change the value of benefits available to a grantee under a previously granted award.

Merger, Consolidation or Asset Sale. If the Company is merged or consolidated with another entity or sells or otherwise disposes of substantially all of its assets to another company, or other change in control, then the vesting of all or part of an outstanding option or stock award may be accelerated in the sole discretion of the Board of Directors. The Board of Directors, in the event of a change in control, may replace the awards with substantially similar awards under another plan of another party to the change in control, make a payment to all participants with respect to options equal to the difference between the fair market value of the common stock on the date of the change in control and the exercise price per share of an option on the date of grant, or upon not less than seven days written notice to all holders of options, cause all options to terminate immediately prior to the effective time of the change of control, and if the Board of Directors elects, accelerate the vesting of any or all options not then vested.

Amendment and Termination. No awards may be granted under the 2006 Plan after October 26, 2016, which is the tenth anniversary of the date on which the 2006 Plan was initially adopted by the Board of Directors. The Board of Directors may amend or terminate the 2006 Plan at any time, but the Board of Directors may determine that shareholder approval is required by any applicable law, regulation or rule. No amendment or termination shall, without a participant’s consent, adversely affect any rights of such participant under any award outstanding at the time such amendment is made; provided, however, that such rights may be modified upon a change of control as outlined above.

Federal Income Tax Aspects of the 2006 Plan

The following is only a brief summary of certain United Stated federal income tax consequences to recipients of awards under the 2006 Plan and is for general information purposes only. This summary is based on the United Stated federal income tax laws now in effect, and as currently interpreted, and does not take into account possible changes in such laws or interpretations. Furthermore, this summary is not intended to be exhaustive and, among other considerations, does not describe the deferred compensation provisions of Section 409A of the U.S. Internal Revenue Code (the “Code”) to the extent an award is subject to and does not satisfy the rules promulgated thereunder, nor does it describe state, local or foreign tax consequences. It does not describe a number of special tax rules, including the alternative minimum tax and various elections that may be applicable under certain circumstances. The tax consequences of awards under the 2006 Plan depend upon the type of award and, if the award is to an executive officer, whether the award qualifies as performance-based compensation under Section 162(m) of the Code. This summary does not consider the United States federal income tax consequences to recipients in light of their individual circumstances or to recipients subject to special treatment under the federal income tax laws. THIS SUMMARY IS NOT INTENDED AS TAX ADVICE TO ANY PERSON AND RECIPIENTS OF AWARDS SHOULD CONSULT THEIR OWN TAX ADVISORS FOR ANY FEDERAL, STATE, LOCAL AND FOREIGN TAX EFFECTS ON THEIR INDIVIDUAL CIRCUMSTANCES.

To ensure compliance with Treasury Department Circular 230, each holder of common stock is hereby notified that: (a) any discussion of U.S. federal tax issued in this proxy statement is not intended or written to be used, and cannot be used, by such holder for the purposes of avoiding penalties that may be imposed on such holder under the Code; (b) any such discussion has been included by the Company in connection with the promotion or marketing (within the meaning of Circular 230) by the Company of the transaction or matters addressed herein; and (c) each such holder should seek advice based on its particular circumstances from an independent tax advisor.

Incentive Stock Options. The recipient of an incentive stock option generally will not be taxed upon grant of the option. Federal income taxes are generally imposed only when the shares of stock from exercised incentive stock options are disposed of, by sale or otherwise. The amount by which the fair market value of the stock on the date of exercise exceeds the exercise price is, however, included in determining the option recipient’s liability for the alternative minimum tax. If the incentive stock option recipient does not sell or dispose of the stock until the later of more than one year after the receipt of the stock and two years after the option was granted, then, upon sale or disposition of the stock, the difference between the exercise price and the market value of the stock as of the date of exercise will be treated as a capital gain, and not ordinary income. If a recipient fails to hold the stock for the minimum required time, at the time of the disposition of the stock, the recipient will recognize ordinary income in the year of disposition in an amount equal any excess of the market value of the common stock on the date of exercise (or, if less, the amount realized or disposition of the shares) over the exercise price paid for the shares. Any further gain (or loss) realized by the recipient generally will be taxed as short-term or long-term gain (or loss) depending on the holding period. The Company will not receive a tax deduction for incentive stock options which are taxed to a recipient as capital gains; however, the Company will receive a tax deduction if the sale of the stock does not qualify for capital gains tax treatment.

Nonqualified Stock Options. The recipient of stock options not qualifying as incentive stock options generally will not be taxed upon the grant of the option, provided that the option is granted with an exercise price no less than the fair market value of the stock on the date of grant. Federal income taxes are generally due from a recipient of nonqualified stock options when the stock options are exercised. The difference between the exercise price of the option and the fair market value of the stock purchased on such date is taxed as ordinary income. Thereafter, the tax basis for the acquired stock is equal to the amount paid for the stock plus the amount of ordinary income recognized by the recipient. The Company will be entitled to a tax deduction equal to the amount of ordinary income realized by the option recipient by reason of the exercise of the option.

Bonus or Restricted Stock. The payment of bonus or restricted stock under the 2006 Plan will generally be treated as ordinary compensation income at the time of payment or, in the case of bonus or restricted common stock subject to a vesting requirement, at the time substantial vesting occurs. A recipient who receives bonus or restricted shares which are not substantially vested, may, within 30 days of the date the shares are transferred, elect in accordance with Section 83(b) of the Code to recognize ordinary compensation income at the time of transfer of the shares. The amount of ordinary compensation income is equal to the amount of any cash and the amount by which the then fair market value of any common stock received by the participant exceeds the purchase price, if any, paid by the participant. Subject to the application of Section 162(m), the Company will receive a tax deduction for the amount of the compensation income.

Restricted Stock Units. There will be no federal income tax consequences to either the recipient or the Company upon the award of restricted stock units. Generally, the recipient will recognize ordinary income subject to withholding upon the receipt of cash and/or the transfer of shares in satisfaction of the restricted stock units award in an amount equal to the aggregate of any cash received and the fair market value of any shares so transferred. Subject to Section 162(m) of the Code, the employer generally will be entitled to a corresponding tax deduction equal to the amount includible in the recipient’s income.

Information Regarding 2006 Plan Benefits

As of August 31, 2011, 159,981 shares, options to purchase 303,915 shares and 36,000 restricted stock units have been granted on the basis of the 3,750,000 share increase for which stockholder approval is sought under this Proposal 2, as shown in the following table.

New Plan Benefits

Name and Principal Position	Number of Shares of Stock Granted		Number of Stock Options Granted		Weighted Per Share Option Exercise Price	Number of Restricted Stock Units Granted
Bel Lazar, President	159,981	(1)	—		—	—
Kenton W. Fiske, former Chief Executive Officer of SenDEC Corp.	—		147,000	(2)	$6.05	—
Executive Group	159,981	(1)	—		—	—
Non-Executive Director Group	—		—		—	36,000	(3)
Non-Executive Officer Employee Group	—		156,915	(4)	$6.798	—

(1)	Represents balance of 300,000 shares net of tax withholding granted to Bel Lazar on March 28, 2011. The Company’s closing stock price on March 28, 2011 was $7.74 per share.
(2)	Represents 147,000 stock options granted to Kenton W. Fiske on January 21, 2011.
(3)	Represents restricted stock units granted to each of Melvin L. Keating, Matthew E. Avril, and Kenneth J. Krieg on June 3, 2011. The Company’s closing stock price on June 3, 2011 was $7.40 per share.
(4)	All such options vest over a five year period.

Additional awards that will be granted to eligible employees, directors and consultants under the 2006 Plan will be at the discretion of the Compensation Committee and, therefore, are not determinable at this time. Information regarding awards previously granted to our named executive officers and directors under the 2006 Plan may be found under the captions Executive Compensation — Summary Compensation Table for Fiscal Year 2011 and 2010, Executive Compensation — Narrative Disclosure to Summary Compensation Table, and Executive Compensation — Director Compensation for Fiscal Year 2011.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides certain information with respect to all of our equity compensation plans in effect as of May 31, 2011, but does not include the 3,750,000 share increase for which shareholder approval is being sought under this Proposal 2. Issuances from the 3,750,00 increase are represented in the table above.

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance(1) (c)
Equity compensation plans approved by security holders(2)	2,125,000	$5.718	—
Equity compensation plans not approved by security holders(3)	2,084	$12.000	—

Total	2,127,084	$5.724	—

(1)	Including the share increase of 3,750,000, there were 3,431,104 securities remaining available for future issuance under the Amended and Restated 2006 Equity Incentive Plan as of May 31, 2011.
(2)	The Company’s 2006 Equity Incentive Plan was approved by shareholders on October 19, 2007. 1,043,334 stock options were awarded to plan participants for the year ended May 31, 2011.
(3)	Represents 2,084 options under stock option grant awarded to Donald A. Wright.

Recommendation of our Board of Directors

To approve the amendments to the 2006 Plan, a majority of the votes of the shares present at the meeting and entitled to vote must vote “FOR” the approval of the amendments. The Board of Directors recommends a vote “FOR” the approval of the amendments to the Amended and Restated 2006 Equity Incentive Plan.

PROPOSAL 3

APPROVAL OF AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION TO ADD DIRECTOR EXCULAPTION PROVISION

Introduction

The Board is recommending that the stockholders approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to add a provision eliminating personal liability of the directors under certain circumstances. Section 102(b)(7) of the Delaware General Corporation Law permits a Delaware corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to a corporation or its stockholders for monetary damages resulting from certain breaches of the director’s fiduciary duties to the corporation. The Board has adopted a resolution to amend the Company’s Amended and Restated Certificate of Incorporation to provide for the elimination of personal liability of a director to the Company and its stockholders for monetary damages to the fullest extent permitted by law. To be effective, this amendment must be approved by the stockholders in the manner described in this proxy statement. The Board is requesting stockholder approval of this amendment. The amendment would add Article VIII to the Company’s Amended and Restated Certificate of Incorporation. The form of Amendment of Amended and Restated Certificate of Incorporation to effect the amendment is attached as Exhibit B to this proxy statement.

Reasons for the Amendment

In order for a corporation to function properly, the directors of the corporation must be able to exercise independent business judgment without the fear of being second-guessed by courts and held liable for mistakes of judgment or ordinary negligence. The risk of investigations, claims, actions, suits or proceedings (including derivative actions) seeking to impose liability on directors of corporations is not uncommon. In this environment, an individual may conclude that the potential exposure to the costs and risks of proceedings in which the individual may become involved as a director exceed any benefit to the individual from serving as a director. The Board of Directors believes that, for this reason, provisions similar to the proposed amendment are routinely included in the certificate of incorporation of publicly-traded Delaware corporations.

As protection against unwarranted litigation expenses and unforeseen liabilities, the Delaware General Corporation Law allows Delaware corporations to eliminate or limit directors’ personal monetary liability for certain breaches of fiduciary duty by including such a provision in the corporation’s certificate of incorporation. Under Delaware law, such a provision may provide that a corporation’s directors are not personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for:

•	any breach of the directors’ duty of loyalty to the corporation or its stockholders;

•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	any transaction from which the directors derive an improper personal benefit; or

•	unlawful dividends or unlawful stock repurchases or redemptions under Section 174 of the Delaware General Corporation Law.

The Board of Directors believes that the adoption of the proposed amendment would reduce the costs and risks related to serving as a director and increase the Company’s ability to continue to attract and retain qualified individuals to serve as directors.

Material Effects of Amendment

The proposed amendment would protect the Company’s directors against personal liability to the Company and its stockholders for monetary damages for certain breaches of fiduciary duty. However, as indicated above, directors would remain liable for breaches of their duty of loyalty to the Company and its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, and for transactions from which a director derives an improper personal benefit. Also, the proposed amendment would not absolve directors of liability under Section 174 of the Delaware General Corporation Law, which imposes liability on directors for unlawful dividends, stock repurchases or redemptions. Finally, the proposed amendment would not eliminate or limit the liability of directors arising in causes of action brought under federal laws, including federal securities laws.

While the proposed amendment would protect directors from awards of monetary damages for certain breaches of fiduciary duty, it would not eliminate a director’s fiduciary duty. In other words, a director is still required to exercise appropriate diligence, act in good faith and otherwise comply with the standards of Delaware corporation law in carrying out the director’s duties. Accordingly, the proposed amendment would have no effect on the availability of equitable remedies such as an injunction or rescission based on a director’s breach of fiduciary duty.

Also, under Section 102(b)(7) of the Delaware General Corporation Law, adoption of the proposed amendment would not eliminate or limit the liability of a director for any act or omission occurring prior to the amendment becoming effective, so directors would remain potentially liable for monetary damages in connection with any acts or omissions occurring prior to the effectiveness of the amendment. The proposed amendment would provide that any repeal or modification of the provisions added to the certificate of incorporation by the amendment would be prospective only and would not adversely affect any limitation on the personal liability of a director of the Company existing at the time of any such repeal or modification.

The proposed amendment does not limit director liability for a director’s actions or omissions in a capacity other than as a director. For example, the amendment does not apply to officers, employees or agents, except to the extent that a director acting as in his capacity as a director also happens to be an officer, employee or agent. However, a director who is also an officer is not exempted from liability for actions taken by the director in his capacity as an officer.

If approved, the amendment will become effective upon the filing of a certificate of amendment to the Company’s Amended and Restated Certificate of Incorporation with the Secretary of State of Delaware. Under the Delaware General Corporation Law, stockholders will not be entitled to dissenter’s rights with respect to the proposed amendment to the Company’s Amended and Restated Certificate of Incorporation to add the exculpation provision for directors, and the Company does not intend to independently provide stockholders with any such right.

Recommendation of our Board of Directors

The affirmative vote of the holders of a majority of the votes entitled to vote at the Annual Meeting represented by shares outstanding as of the record date is required to approve the amendment to the Company’s Amended and Restated Certificate of Incorporation to add the exculpation provision for directors. Abstentions and broker non-votes have the effect of counting as votes against the proposal. The Board of Directors believes that the proposal is in our best interests and in the best interests of the stockholders and has unanimously adopted the amendment to our Amended and Restated Certificate of Incorporation to add an exculpation provision for directors. The Board of Directors recommends a vote “FOR” approval of the amendment to our Amended and Restated Certificate of Incorporation to add an exculpation provision for directors.

PROPOSAL 4

APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR TRANSITIONAL PERIOD

On June 3, 2011, our Board determined to change our fiscal year end to November 30 from May 31, with the change to the reporting cycle beginning December 1, 2011. We plan to report our financial results for the six month transaction period of June 1, 2011 through November 30, 2011 on an Annual Report on Form 10-K. Our Board, at the recommendation of the Audit Committee, appointed Ernst & Young LLP (“E&Y”) to serve as the independent registered public accounting firm of the Company for the transitional period of June 1, 2011 though November 30, 2011.

On February 24, 2011, our Board of Directors adopted and approved the recommendation of its Audit Committee that the Company dismiss WithumSmith+Brown, PC (“Withum”) as the Company’s independent registered public accounting firm, effective as of February 25, 2011, and engage E&Y as its new independent public accounting firm, subject to the completion of E&Y’s independence and client acceptance procedures, to review our consolidated financial statements beginning with the quarter ended February 28, 2011, and to serve as our independent registered public accounting firm for the fiscal year ended May 31, 2011. Those procedures were completed on February 28, 2011, and the Board of Director’s appointment of E&Y was therefore concluded on that date.

Withum’s reports on the Company’s consolidated financial statements for each of the fiscal years ended May 31, 2010 and May 31, 2009 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal years ended May 31, 2010 and May 31, 2009 and through the date of Withum’s dismissal, there were no disagreements with Withum on any matter of accounting principles or practices, financial statement disclosure, of auditing scope or procedure which, if not resolved to Withum’s satisfaction, would have caused Withum to make reference to the subject matter in connection with its report on the Company’s consolidated financial statements for such years, and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

During our fiscal years ended May 31, 2010 and May 31, 2009, and during the subsequent interim period preceding the engagement of E&Y, the Company did not consult with E&Y regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, or any matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

The Audit Committee pre-approves any engagement of E&Y and has the ultimate authority and responsibility to select, evaluate and where appropriate, replace the independent registered public accounting firm and nominate an independent registered public accounting firm for shareholder approval. Representatives of E&Y are not expected to be present at the Annual Meeting. However, if present, E&Y representatives would be allowed to make a statement and answer appropriate questions at the annual meeting. If the stockholders fail to ratify the appointment of E&Y, the Audit Committee would reconsider the recommendation.

Independent Registered Public Accounting Firm Fees

The following table sets forth the fees for services provided by E&Y and Withum relating to the fiscal years ended May 31, 2011 and May 31, 2010, respectively.

	Fiscal Year 2010	Fiscal Year 2011
	Withum	Withum		E&Y
Audit Fees	$375,948		$87,458	$604,321
Audit-Related Fees	$43,216		$94,829	$—
Tax Fees	$—		$2,022	$4,800
All Other Fees	$—	$		$160,000
Total	$419,164		$184,309	$769,121

The following is a description of the nature of the services comprising the fees disclosed in the table above for each of the four categories of services. The Audit Committee has considered whether providing non-audit services is compatible with maintaining E&Y’s independence.

Audit Fees

These are fees for professional services for the audit of our annual consolidated financial statements, the review of financial statements included in Quarterly Reports on Form 10-Q and services that are normally rendered in connection with statutory and regulatory filings or engagements.

Audit-Related Fees

These are fees for assurance and related services that are reasonably related to the performance of the audit or the review of our financial statements that are not included as audit fees. During fiscal 2010, Withum provided services related to the audit of our 401(k) plan, services related to the review of a Post-Effective Amendment to our S-1 registration statement, and consultation services regarding financial accounting and reporting issues related to acquired entities. During fiscal 2011, Withum provided services related to the review of Post-Effective Amendments to our registration statements, review of 2011 tax provisions in conjunction with the 2011 audit, discussions regarding technical accounting matters, regulatory matters and transition of auditors.

Tax Fees

These are fees for professional services rendered with respect to tax compliance, tax advice and tax planning. During fiscal 2011, E&Y provided services relating to review of the Company’s subsidiaries’ tax compliance in the United Kingdom, and Withum provided services related to the preparation of 2011 corporate tax returns.

All Other Fees

These are fees for services that do not meet the above category descriptions. During fiscal 2011, E&Y provided services relating to due diligence in connection with our acquisitions of SenDEC and Spectrum Control, Inc.

Audit Committee Pre-Approval Policy

The Audit Committee is responsible for pre-approving all audit services and permitted non-audit services (including the fees and retention terms) to be performed for the Company by its auditors prior to their engagement for such services. The Audit Committee has delegated to each of its members the authority to grant pre-approvals, such approvals to be presented to the full Committee at the next scheduled meeting. None of the fees paid under the categories Audit-Related Fees, Tax Fees, and All Other Fees, if any, were approved by the Audit Committee after the services were rendered pursuant to the de minimis exception established by the SEC, prior to the services being rendered.

Recommendation of our Board of Directors

A majority of the votes of shares present at the meeting and entitled to vote must vote “FOR” this proposal to approve this proposal.

The Board of Directors recommends a vote “FOR” the ratification of the appointment of Ernst & Young LLP as independent registered public accounting firm of the Company for the transition period of June 1, 2011 through November 30, 2011.

ADDITIONAL INFORMATION

Other Matters

As of the date of this Proxy Statement, the Board of Directors knows of no matters which will be presented for consideration at the Annual Meeting other than the proposals set forth in this Proxy Statement. If any other matters properly come before the Annual Meeting, it is intended that the persons named in the proxy will vote the shares they represent as the Board of Directors may recommend.

A copy of the Company’s annual report on Form 10-K for the fiscal year ended May 31, 2011, as filed with the Securities and Exchange Commission, without exhibits, will be sent to any stockholder without charge upon written request addressed to API Technologies Corp., to the attention of the Secretary, 4705 S. Apopka Vineland Rd., Suite 210, Orlando, Florida 32819.

Stockholder Proposals for 2012 Annual Meeting

Stockholders who, in accordance with Securities and Exchange Commission Rule 14a-8, wish to present proposals for inclusion in the proxy materials to be distributed in connection with next year’s annual meeting Proxy Statement must submit their proposals so that they are received by the Secretary of the Company at 4705 S. Apopka Vineland Rd., Suite 210, Orlando, Florida 32819, no later than the close of business on June 2, 2012. Stockholders should submit their proposals by means that permit them to prove the date of delivery. As the rules of the Securities and Exchange Commission make clear, simply submitting a proposal does not guarantee that it will be included.

If a shareholder wishes to present a proposal at our 2012 annual meeting and the proposal is not intended to be included in the Company’s proxy statement relating to the 2012 annual meeting, the shareholder must give advance notice to the Secretary of the Company no later than August 16, 2012.

Method of Proxy Solicitation

The cost of solicitation of the proxies will be borne by us. In addition to solicitation of the proxies by use of the mails, our employees, without extra remuneration, may solicit proxies personally or by telephone. We will reimburse brokerage firms, nominees, custodians and fiduciaries for their out-of-pocket expenses for forwarding proxy materials to beneficial owners and seeking instruction with respect thereto.

By Order of the Board of Directors

/S/ BRIAN R. KAHN
Brian R. Kahn Chairman and Chief Executive Officer

September 27, 2011

Exhibit A

AMENDED AND RESTATED

API TECHNOLOGIES CORP.

2006 EQUITY INCENTIVE PLAN

1. PURPOSE.

The purpose of the API Technologies Corp. 2006 Equity Incentive Plan (the “Plan”) is to advance the interests of API Technologies Corp., f/n/a as API Nanotronics Corp. and Rubincon Ventures Inc. (the “Company”) and its stockholders by providing Directors, Consultants and those key employees of the Company and its Subsidiaries and Affiliates, upon whose judgment, initiative and efforts the successful conduct of the business of the Company and its Subsidiaries and Affiliates largely depends, with additional incentive to perform in a superior manner. A purpose of the Plan also is to attract and retain personnel of sufficient experience and ability to the service of the Company and its Subsidiaries and Affiliates, and to reward such individuals for achievement of corporate and individual performance goals.

2. DEFINITIONS.

(a) “Affiliate” means an affiliate as that term is defined in Rule 12b-2 of the General Rules and Regulations of the Exchange Act.

(b) “Award” means a Stock Grant, a Restricted Stock Unit grant, or a grant of Non-statutory Stock Options or Incentive Stock Options pursuant to the provisions of this Plan.

(c) “Board of Directors” or “Board” means the board of directors of the Company.

(d) “Code” means the Internal Revenue Code of 1986, as amended.

(e) “Change in Control” of the Company shall have occurred when (i) any “person”, as the term is used in Section 3 of the Exchange Act (other than a Company employee benefit plan) is or becomes the “beneficial owner” as defined in Rule 16a-1 under the Exchange Act, directly or indirectly, of securities of the Company representing 50% or more of the Company’s outstanding securities ordinarily having the right to vote in the election of directors; (ii) individuals who constitute the Board (the “Incumbent Board”) immediately following the closing of the Company’s transaction with API Electronics Group Corp. (“API”), cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board shall be for purposes of this clause (ii) considered as though he or she were a member of the Incumbent Board; (iii) consummation of a plan of reorganization, merger, or consolidation, in which the stockholders of the Company own less than 50% of the outstanding voting securities of the surviving entity; or (iv) a sale of substantially all of the Company’s assets, a liquidation or dissolution of the Company or a similar transaction. Notwithstanding the foregoing, the consummation of the transactions contemplated by the Combination Agreement between the Company and API shall not constitute a Change in Control.

(f) “Committee” means the Compensation Committee of the Board, consisting of two or more Directors appointed by the Board pursuant to Section 3 hereof who are “non-employee directors,” as defined in Rule 16b-3 promulgated by the SEC under the Exchange Act and “outside directors” as defined in Treas. Reg. 1.162-27 promulgated under the Code, and if there is no Compensation Committee fitting such requirements, the Committee shall be the Board of Directors of the Company.

(g) “Common Stock” means the Common Stock of the Company, $.001 par value per share.

(h) “Consultant” means an individual, corporation, partnership, limited liability company or other entity providing services to the Company in an independent contractor capacity.

(i) “Date of Grant” means the date an Award is effective pursuant to the terms hereof.

(j) “Director” means a Director of the Company or a Subsidiary or Affiliate of the Company who is not also an Employee.

(k) “Disability” means disability as defined in Code Section 409A.

(l) “Employee” means any person who is employed by the Company or a Subsidiary or Affiliate of the Company on a full-time or part-time basis.

(m) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(n) “Fair Market Value” shall mean, as of any date, (i) the closing price of the Common Stock on the principal national stock exchange on which the shares are listed on such date or, if shares were not traded on such date, then on the next preceding trading day during which a sale occurred; or (ii) if such stock is not listed on an exchange but is quoted on NASDAQ or a successor quotation system, (1) the last sales price (if the stock is then listed as a National Market Issue under the NASD National Market System) or (2) the mean between the closing representative bid and asked prices (in all other cases) for the stock on such date as reported by NASDAQ or such successor quotation system; or (iii) if such stock is not listed on an exchange and not quoted on NASDAQ or a successor quotation system, the mean between the closing bid and asked prices for the stock on such date as quoted on the OTC Bulletin Board or such other market as the Board deems appropriate to use; or (iv) if the Common Stock is not publicly traded, the fair market value established by the Committee acting in good faith applying a consistent methodology for all Awards.

(o) “Incentive Stock Option” means an Option granted by the Committee to a Participant, which Option is designated as an Incentive Stock Option pursuant to Section 9 of this Plan.

(p) “Investor Relations Activities” means any activities, by or on behalf of the Company that promotes or reasonably could be expected to promote the purchase or sale of securities of the Company, but does not include:

(a) the dissemination of information provided, or records prepared, in the ordinary course of business of the Company;

(i) to promote the sale of products or services of the Company, or;

(ii) to raise public awareness of the Company, that cannot reasonably, be considered to promote the purchase or sale of securities of the Company;

(b) activities or communications necessary to comply with the requirements of,

(i) any applicable Securities Laws;

(ii) any requirements of any national or foreign securities exchange or the by-laws, rules or other regulatory instruments of any other self regulatory body or exchange having jurisdiction over the Company;

(c) communications by a publisher of, or writer for, a newspaper, magazine or business or financial publication, that is of general and regular paid circulation, distributed only to subscribers to it for value or to purchasers of it, if,

(i) the communication is only through the newspaper, magazine or publication, and

(ii) the publisher or writer receives no commission or other consideration other than for acting in the capacity of publisher or writer; or

(d) activities or communications that may be otherwise specified by any national or foreign securities exchange.

(q) “Non-statutory Stock Option” means an Option granted to a Participant and which is not an Incentive Stock Option.

(r) “Option” means an Award granted under Section 8 or Section 9 of this Plan.

(s) “Participant” means an Employee of the Company or a Subsidiary or Affiliate chosen by the Committee to participate in the Plan, a Director of the Company or a Subsidiary or Affiliate of the Company chosen by the Committee to participate in the Plan or a Consultant to the Company or a Subsidiary or Affiliate of the Company chosen by the Committee to participate in the Plan.

(t) “Regulatory Authorities” means all national and foreign securities exchanges, facilities on which the Company’s securities are listed or quoted, all federal, state and foreign securities commissions or similar securities regulatory bodies having jurisdiction over the Company and all self-regulatory organizations that have jurisdiction over the Company.

(u) “Restricted Stock Unit” means a restricted stock unit granted under Section 7 of this Plan.

(v) “SEC” means the U.S. Securities and Exchange Commission.

(w) “Securities Laws” means securities legislation, securities laws, securities regulations and securities rules, as amended, and the securities related policies, notices, instruments and orders in force from time to time that govern or are applicable to the Company.

(x) “Stock Grant” means a grant of shares of Common Stock accompanied by such restrictions as may be determined by the Committee under Section 7 of this Plan.

(y) “Subsidiary” means a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

(z) “Termination for Misconduct” means the termination of a Participant for gross negligence, commission of a felony or material violation of any established Company policies.

3. ADMINISTRATION.

3.1 General. The Plan shall be administered by the Committee. The members of the Committee shall be appointed by the Board. The Committee shall act by vote of a majority of its members or unanimous written consent. The Committee is authorized, subject to the provisions of the Plan, to establish such rules and regulations as it deems necessary for the proper administration of the Plan and to make whatever determinations and interpretations in connection with the Plan it deems necessary or advisable with respect to Participants. Subject to the limitations of the Plan and the ultimate authority of the Board, the Committee shall have the sole and complete authority to: (i) select Participants, (ii) grant Awards to Participants in such forms and amounts as it shall determine, (iii) impose such limitations, restrictions and conditions upon such Awards as it shall deem appropriate, (iv) interpret the Plan and adopt, amend and rescind administrative guidelines and other rules and regulations relating to the Plan, (v) correct any defect or omission or reconcile any inconsistency in the Plan or in any Award granted hereunder and (vi) make all other determinations and take all other actions necessary or advisable for the implementation and administration of the Plan. All determinations and interpretations made by the Committee shall be binding and conclusive on such Participants and on their legal representatives and beneficiaries. In determining the number of shares of Common Stock with respect to which an Award shall cover, fractional shares will be rounded up to the nearest whole number if the fraction is 0.5 or higher, and down if it less.

3.2 Limitation on Liability. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan, any rule, regulation or procedure adopted by it pursuant thereto or any Awards granted under it. If a member of the Committee is a party or is threatened to be made a party to any threatened, pending or contemplated action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of anything done or not done by him or her in such capacity under or with respect to the Plan, the Company shall indemnify such member against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he or she acted in good faith and in a manner reasonably believed to be in the best interests of the Company, and its Subsidiaries and Affiliates and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful.

4. TYPES OF AWARDS.

Awards under the Plan may be granted in any one or a combination of:

(a) Stock Grants;

(b) Restricted Stock Units;

(c) Non-statutory Stock Options; and

(d) Incentive Stock Options;

as defined in paragraphs 7, 8 and 9 of the Plan.

The Committee shall, in its discretion, determine from time to time which Participants will be granted Awards under the Plan, the number of shares of Common Stock subject to each Award, whether each Option will be an Incentive Stock Option or a Non-statutory Stock Option (except that Incentive Stock Options may not be awarded to Consultants or Directors), the exercise price of an Option and the restrictions, if any, which will be applicable to each Restricted Stock Unit and Stock Grant. In making all such determinations, the Committee shall take into account the duties, responsibilities and performance of each respective Participant, his or her present and potential contributions to the growth and success of the Company, his or her compensation and such other factors as the Committee shall deem relevant to accomplishing the purposes of the Plan.

No Participant shall have any voting or dividend rights or other rights of a stockholder in respect of any shares of Common Stock covered by an Option or Restricted Stock Unit prior to the time the shares have been issued to the Participant.

5. STOCK SUBJECT TO THE PLAN.

Subject to adjustment as provided in Section 15, the maximum number of shares reserved for Restricted Stock Units and Stock Grants and for purchase pursuant to the exercise of Options granted under the Plan is eight million five hundred thousand (8,500,000) shares of Common Stock. The maximum aggregate number of shares that may be issued under the Plan through Incentive Stock Options is eight million five hundred thousand (8,500,000).

The shares of Common Stock to be subject to the Plan may be either authorized but unissued shares or shares previously issued and reacquired by the Company. To the extent that the Plan provides for the issuance of stock certificates with respect to Common Stock, the Company may, in lieu thereof, record the shares on a book entry account maintained by the Company’s transfer agent. To the extent that Options are granted and Restricted Stock Units and Stock Grants are made under the Plan, the shares underlying such Options, Restricted Stock Units and Stock Grants will be unavailable for future grants under the Plan except that, to the extent that the Options, Restricted Stock Units and Stock Grants granted under the Plan terminate, expire, are canceled or are forfeited without having been exercised, new Awards may be made with respect to such shares.

6. ELIGIBILITY.

Officers and other Employees (including Employees who also are Directors of the Company or its Subsidiaries or Affiliates) shall be eligible to receive Restricted Stock Units, Stock Grants, Incentive Stock Options and Non-statutory Stock Options under the Plan. Directors and Consultants shall be eligible to receive Restricted Stock Units, Stock Grants and Non-statutory Stock Options under the Plan.

7. STOCK GRANTS AND RESTRICTED STOCK UNITS.

7.1 General Terms. Each Stock Grant and Restricted Stock Unit may be accompanied by such restrictions, or may be made without any restrictions, as may be determined in the discretion of the Committee. Such restrictions may include, without limitation, requirements that the Participant remain in the continuous employment of the Company or its Subsidiaries or Affiliates for a specified period of time, or that the Participant meet designated individual performance goals, or that the Company and/or one or more of its Subsidiaries or Affiliates meet designated performance goals.

7.2 Stock Grant Issuance Procedures. A stock certificate representing the number of shares of Common Stock covered by a Stock Grant shall be registered in the Participant’s name and may be held by the Participant; provided however, if a Stock Grant is subject to certain restrictions, the shares of Common Stock covered by such Stock Grant shall be registered in the Participant’s name and held in custody by the Company. Unless the Committee determines otherwise, a Participant who has been awarded a Stock Grant shall have the rights and privileges of a stockholder of the Company as to the shares of Common Stock covered by a Stock Grant, including the right to receive dividends and the right to vote such shares. None of the shares of Common Stock covered by the Stock Grant may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of prior to the expiration or satisfaction of any applicable restrictions or performance requirements. All of the shares of Common Stock covered by a Stock Grant shall be forfeited and all rights of a Participant who has been awarded such Stock Grant to such shares shall terminate without further obligation on the part of the Company in the event that any applicable restrictions or performance requirements do not expire or are not satisfied. Upon forfeiture of shares of Common Stock, such shares shall be transferred to the Company without further action by the Participant. Upon the expiration or satisfaction of any applicable restrictions, whether in the ordinary course or under circumstances set forth in Section 7.4, certificates evidencing shares of Common Stock subject to the related Stock Grant shall be delivered to the Participant, or the Participant’s beneficiary or estate, as the case may be, free of all such restrictions.

7.3 Restricted Stock Unit Issuance Procedures. Each Award of Restricted Stock Units will be evidenced by an award agreement that will specify the vesting conditions, the number of shares of Common Stock to be issued in settlement of the Award, and such other terms and conditions as the Committee, in its sole discretion, will determine. At the time of grant of any Restricted Stock Unit, the Committee will specify the settlement date applicable to each grant of Restricted Stock Units which will be no earlier than the vesting date or dates of the Award and may be determined at the election of the Participant. On the settlement date, the Company will transfer to the Participant either (a) one share of Common Stock or (ii) cash equal to the value of one such share of Common Stock for each Restricted Stock Unit scheduled to be paid out on such date and which was not previously forfeited. Participants holding Restricted Stock Units will not have any right to exercise voting rights with respect to the shares of Common Stock underlying such Restricted Stock Unit. Prior to the issuance of any share of Common Stock in settlement of the Restricted Stock Unit, Participants holding Restricted Stock Units will not be entitled to dividends with respect to such shares of Common Stock unless otherwise provided in the applicable award agreement. On the date set forth in the applicable award agreement, the Restricted Stock Units for which any restrictions or vesting conditions have not lapsed, and for which shares of Common Stock have not been issued in settlement of the Award, will revert to the Company and again will become available for grant under the Plan.

7.4 Accelerated Vesting.

(a) Termination of Service. If a Participant terminates service prior to vesting in any Stock Grant or Restricted Stock Unit, all outstanding unvested Stock Grants and Restricted Stock Units shall be forfeited by such Participant; provided, however, that vesting may be accelerated in the sole discretion of the Committee.

(b) Change in Control. The vesting of all or part of an outstanding Stock Grant or Restricted Stock Unit may be accelerated, in the sole discretion of the Board, in the event there is a Change in Control of the Company.

8. NON-STATUTORY STOCK OPTIONS.

8.1 Grant of Non-statutory Stock Options.

(a) Grants to Employees, Consultants and Directors. The Committee may, from time to time, grant Non-statutory Stock Options to Participants.

(b) Terms of Non-Statutory Options. Non-statutory Stock Options granted under this Plan are subject to the following terms and conditions:

(i) Price. The purchase price per share of Common Stock deliverable upon the exercise of each Non-statutory Stock Option shall be determined on the date the option is granted. Such purchase price shall be the Fair Market Value of the Company’s Common Stock on the Date of Grant or such greater amount as determined by the Committee; provided, however, that the purchase price of a Non-statutory Stock Option granted under this Plan may be less than the Fair Market Value of the Common Stock on the date of Grant if the Grant: (i) involves the substitution of a Non-statutory Stock Option under this Plan for an outstanding option under another plan pursuant to a corporate transaction; (ii) the requirements of Treas. Reg. 1.424-1 would be met if the Non-statutory Stock Option was an Incentive Stock Option and (iii) the ratio of the exercise price from the fair market value of the shares subject to the new Non-statutory Stock Option immediately after the substitution is not greater than the ratio of the exercise price to the fair market value of the shares subject to the old Non-statutory Stock Option immediately before the substitution. Shares may be purchased only upon full payment of the purchase price, provided, however, that, if authorized by the Committee, a Participant may exercise an Option through a cashless exercise as permitted by Federal Reserve Board Regulation T and the Company shall make reasonable efforts to facilitate such exercise.

(ii) Terms of Options. The term during which each Non-statutory Stock Option may be exercised shall be ten years from the Date of Grant, or such shorter period determined by the Committee. The Committee shall determine the date on which each Non-statutory Stock Option shall become vested and may provide that a Non-statutory Stock Option shall become vested in installments. The shares comprising each installment may be purchased in whole or in part at any time after such installment becomes vested. The Committee may, in its sole discretion, accelerate the time at which any Non-statutory Stock Option becomes vested in whole or in part.

(iii) Termination of Service. Upon the termination of a Participant’s service as an Employee, Director or a Consultant for any reason other than death or Disability, Termination for Misconduct, or by order of any Regulatory Authority, the Participant’s Non-statutory Stock Options shall be exercisable only as to those shares which were vested at the date of termination and only for a period of 90 days following termination unless otherwise determined by the Committee in its sole discretion.

Notwithstanding the foregoing, if the Participant is engaged to provide Investor Relations Activities, and such Participant ceases to be so engaged for any reason other than death or Disability, Termination for Misconduct or by order of any Regulatory Authority, such Participant’s vested Non-Statutory Stock Options shall be exercisable for a period of 30 days following termination unless the Committee in its sole discretion determines otherwise.

In the event of termination for death or Disability, the Participant’s Non-statutory Stock Options shall be exercisable only as to those shares which were vested at the date of termination and only for a period of twelve months following termination unless otherwise determined by the Committee in its sole discretion.

In the event of Termination for Misconduct or by order of a Regulatory Authority, all rights under the Participant’s Non-statutory Stock Options shall expire upon termination of employment.

The vesting of all or a part of a Grant of Non-statutory Stock Options may be accelerated, in the sole discretion of the Board, in the event there is a Change in Control of the Company.

(iv) Options for API Employees, Consultants and Directors. Notwithstanding anything to the contrary in this Plan, Non-statutory options may be issued under this Plan to employees, former employees, consultants, former consultants, directors and former directors of API (and its affiliates) on the terms and conditions identified in the Combination Agreement between the Company and API.

(v) Warrants. Non-statutory options may also be denominated as “warrants” of the Company. Warrants shall be subject to the same terms and conditions under this plan as non-statutory options.

9. INCENTIVE STOCK OPTIONS.

9.1 Grant of Incentive Stock Options.

The Committee may, from time to time, grant Incentive Stock Options to Employees. Incentive Stock Options granted pursuant to the Plan shall be subject to the following terms and conditions:

(a) Price. The purchase price per share of Common Stock deliverable upon the exercise of each Incentive Stock Option shall be not less than 100% of the Fair Market Value of the Company’s Common Stock on the Date of Grant; provided, however, that the purchase price of an Incentive Stock Option granted under this Plan may be less than the Fair Market Value of the Common Stock on the Date of Grant if the Grant: (i) involves the substitution of an Incentive Stock Option for an outstanding incentive stock option under another plan pursuant to a corporate transaction; and (ii) the requirements of Treas. Reg. 1.424-1 are met with respect to the substitution. However, if a Participant owns Common Stock representing more than 10% of the total combined voting power of all classes of Common Stock of the Company (or under Section 425(d) of the Code is deemed to own Common Stock representing more than 10% of the total combined voting power of all such classes of Common Stock), the purchase price per share of Common Stock deliverable upon the exercise of each Incentive Stock Option shall not be less than 110% of the Fair Market Value of the Company’s Common Stock on the Date of Grant. Shares may only be purchased on full payment of the purchase price, provided, however, that, if authorized by the Committee, a Participant may exercise an Option through a cashless exercise as permitted by Federal Reserve Board Regulation T and the Company shall use reasonable efforts to facilitate such exercise.

(b) Amounts of Options. Incentive Stock Options may be granted to any Employee in such amounts as determined by the Committee. In the case of an option intended to qualify as an Incentive Stock Option, the aggregate Fair Market Value (determined as of the time the option is granted) of the Common Stock with respect to which Incentive Stock Options granted are exercisable for the first time by the Participant during any calendar year (under all plans of the Participant’s employer corporation and its parent and subsidiary corporations) shall not exceed $100,000. The provisions of this Section 9.1(b) shall be construed and applied in accordance with Section 422(d) of the Code and the regulations, if any, promulgated thereunder. To the extent an award under this Section 9.1 exceeds this $100,000 limit, the portion of the award in excess of such limit shall be deemed a Non-statutory Stock Option.

(c) Terms of Options. The term during which each Incentive Stock Option may be exercised shall be determined by the Committee, but in no event shall an Incentive Stock Option be exercisable in whole or in part more than ten years from the Date of Grant. If at the time an Incentive Stock Option is granted to an Employee, the Employee owns Common Stock representing more than 10% of the total combined voting power of the Company (or, under Section 425(d) of the Code, is deemed to own Common Stock representing more than 10% of the total combined voting power of all such classes of Common Stock), the Incentive Stock Option granted to such Employee shall not be exercisable after the expiration of five years from the Date of Grant.

No Incentive Stock Option granted under this Plan is transferable except by will or the laws of descent and distribution and is exercisable in his lifetime only by the Employee to whom it is granted. After death an Incentive Stock Option may be exercised by the beneficiary described in Section 14 below.

The Committee shall determine the date on which each Incentive Stock Option shall become vested and may provide that an Incentive Stock Option shall become vested in installments. The shares comprising each installment may be purchased in whole or in part at any time after such installment becomes vested, provided that the amount able to be first exercised in a given year is consistent with the terms of Section 422 of the Code. The Committee may, in its sole discretion, accelerate the time at which any Incentive Stock Option becomes vested in whole or in part, provided that it is consistent with the terms of Section 422 of the Code.

(d) Termination of Service. Upon the termination of a Participant’s service for any reason other than death or Disability, Termination for Misconduct, or by order of a Regulatory Authority, the Incentive Stock

Options shall be exercisable only as to those shares which were vested at the date of termination and only for a period of 90 days following termination (unless otherwise determined by the Committee in its sole discretion).

In the event of termination for death or Disability, the Participant’s Incentive Stock Options shall be exercisable only as to those shares which were vested at the date of termination and only for a period of twelve months following termination unless otherwise determined by the Committee in its sole discretion.

In the event of Termination for Misconduct or by order of a Regulatory Authority, all rights under the Participant’s Incentive Stock Options shall expire upon termination of employment.

The vesting of all or a part of a Grant of Incentive Stock Options may be accelerated, in the sole discretion of the Board, in the event there is a Change in Control of the Company.

(e) Compliance with Code. The options granted under this Section 9 of the Plan are intended to qualify as incentive stock options within the meaning of Section 422 of the Code, but the Company makes no warranty as to the qualification of any option as an incentive stock option within the meaning of Section 422 of the Code.

(f) Options for API Employees. Notwithstanding anything to the contrary in this Plan, Incentive Stock Options may be issued under this Plan to employees, former employees, directors and former directors of API (and its affiliates) on the terms and conditions identified in the Combination Agreement between the Company and API.

10. RIGHTS OF A STOCKHOLDER; NO TRANSFERABILITY.

No Participant shall have any rights as a stockholder with respect to any shares covered by Restricted Stock Units or a Non-statutory and/or Incentive Stock Option until the date of issuance of such shares. Nothing in this Plan or in any Award granted confers on any person any right to continue in the employ of the Company or its Affiliates or to continue as a Director of the Company or its Affiliates or to continue as a Consultant to the Company or its Affiliates or interferes in any way with the right of the Company or its Affiliates to terminate a Participant’s services as an officer, Employee, Consultant or Director at any time.

No Award granted under this Plan is transferable except by will or the laws of descent and distribution and is exercisable in his or her lifetime only by the Participant to whom it is granted. No Award (or interest or right therein) may be subject to pledge, encumbrance, assignment, levy, attachment or garnishment.

11. AGREEMENT WITH GRANTEES.

Each Award will be evidenced by a written agreement, executed by the Participant and the Company or its Subsidiaries or Affiliates which describes the conditions for receiving the Award including the date of grant, the vesting conditions, the purchase price if any, applicable periods, and any other terms and conditions as may be required by applicable securities law.

The proper officers of the Company shall advise each Participant who is awarded an Award, in writing, of the number of shares to which it pertains and the terms and conditions and any restrictions or performance requirements applicable to such Award; provided they are not inconsistent with the terms, conditions and provisions of the Plan.

12. RESTRICTIONS ON SHARES.

The Committee may require before any shares of Common Stock are issued pursuant to this Plan, that the Participant agrees to subject the shares to such holding periods and restrictions as are determined by the Committee.

13. DESIGNATION OF BENEFICIARY.

A Participant may, with the consent of the Committee, designate a person or persons to receive, in the event of death, any Award to which the Participant would then be entitled. Such designation will be made upon forms supplied by and delivered to the Company and may be revoked in writing. If a Participant fails effectively to designate a beneficiary, then the Participant’s estate will be deemed to be the beneficiary.

14. ADJUSTMENTS.

In the event of any change in the outstanding shares of Common Stock of the Company by reason of any stock dividend or split, recapitalization, merger, consolidation, spin-off, reorganization, combination or exchange of shares, or other similar corporate change, or other increase or decrease in such shares without receipt or payment of consideration by the Company, the Committee will make such adjustments to previously granted Awards, to prevent dilution or enlargement of the rights of the Participant, including any or all of the following:

(a) adjustments in the aggregate number or kind of shares of Common Stock which may be awarded under the Plan;

(b) adjustments in the aggregate number or kind of shares of Common Stock covered by Awards already made under the Plan;

(c) adjustments in the purchase price of outstanding Incentive and/or Non-statutory Stock Options.

No such adjustments may, however, materially change the value of benefits available to a Participant under a previously granted Award.

15. WITHHOLDING/GOVERNMENTAL AUTHORITY.

There may be deducted from each distribution of cash and/or Common Stock under the Plan the amount of tax required by any governmental authority to be withheld or paid. The Company may also require a Participant to take, or the Company may take, any other action as may be required by a governmental authority in connection with any distribution under the Plan and the Company may refrain from making any distributions until such action is taken.

16. REGISTRATION OF PLAN ON FORM S-8.

The Company may register the Plan on a Form S-8 and in such event, will take such additional action as is necessary in connection with such registration. The Company may in its sole discretion, however, elect to not register the Plan or to terminate such registration.

17. TERMINATION AND AMENDMENT OF THE PLAN.

The Board of Directors may at any time, and from time to time, suspend, terminate, modify or amend the Plan in any respect.

The Board may determine that stockholder approval of any amendment to this Plan may be advisable for any reason, including but not limited to, for the purpose of obtaining or retaining any statutory or regulatory benefits under tax, securities or other laws or satisfying applicable stock exchange listing requirements.

Such suspension, termination, modification or amendment may not affect the rights of a Participant under an outstanding Award, except the Board may, in connection with a Change in Control, either: (i) replace the Awards granted under this Plan with substantially similar awards under another plan of another party to the Change in Control; (ii) make a payment to all Participants with respect to Awards equal to the difference, if any, between the Fair Market Value of the Common Stock on the date of the Change in Control and, if any, the exercise price per share of an Award in either cash or such consideration as the holders of Common Stock of the Company are receiving in the Change of Control transaction or (iii) upon not less than 7 days written notice to all holders of Awards, cause all Awards to terminate immediately prior to the effective time of the Change of Control, and if the Board elects, accelerate the Vesting of any or all Awards not then vested. Awards granted under another plan shall not be substantially similar unless the shares acquired through the exercise of such options are readily tradable on an established securities market.

No Awards under the Plan shall be granted more than ten (10) years after the Effective Date of the Plan.

18. EFFECTIVE DATE OF PLAN.

The Plan shall become effective as of the date that the Plan is approved by the directors of the Company (the “Effective Date”); provided that the Plan is approved by the Company’s stockholders at the next annual meeting of stockholders of the Company and within one (1) year of the Effective Date. The Plan also shall be presented to stockholders of the Company for ratification for purposes of: (i) satisfying one of the requirements of Section 422 of the Code governing the tax treatment for Incentive Stock Options; and (ii), if applicable, establishing or maintaining listing on a stock exchange or system.

19. APPLICABLE LAW.

The Plan will be administered in accordance with the laws of the State of Delaware to the extent not preempted by Federal law as now or hereafter in effect.

20. COMPLIANCE WITH SECTION 16.

With respect to persons subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

Exhibit B

CERTIFICATE OF AMENDMENT

OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

API TECHNOLOGIES CORP.

API Technologies Corp. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify:

FIRST: The Board of Directors of the Corporation has duly adopted a resolution pursuant to Section 242 of the General Corporation Law of the State of Delaware setting forth a proposed amendment to the Certificate of Incorporation of the Corporation and declaring said amendment to be advisable. The requisite stockholders of the Corporation have duly approved said proposed amendment in accordance with Section 242 of the General Corporation Law of the State of Delaware.

SECOND: That upon the effectiveness of this Certificate of Amendment, a new Article EIGHTH shall be added to the Amended and Restated Certificate of Incorporation, as amended, of the Corporation, said Article shall read in its entirety as follows:

EIGHTH: The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by the permitted by the provisions of paragraph (7) of subsection (b) of Section 102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of Amended and Restated Certificate of Incorporation to be executed this              day of                     , 2011.

API TECHNOLOGIES CORP.

By:
Name:
Title:

B-1

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — API TECHNOLOGIES CORP.

ANNUAL MEETING OF STOCKHOLDERS OF API TECHNOLOGIES CORP.

4705 S. Apopka Vineland Rd., Suite 210

Orlando, Florida 32819

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Brian R. Kahn as proxy for the undersigned, with full power of substitution, and hereby authorizes him, to represent and vote, as designated on the reverse (with discretionary authority under Proposal 1 to vote for a substitute nominee if any nominee is unable or unwilling to stand for election), all shares of common stock of API Technologies Corp. (the “Company”) held of record by the undersigned on September 15, 2011 at the Annual Meeting of Stockholders to be held at 4705 S. Apopka Vineland Rd., Suite 210, Orlando, Florida 32819, on November 4, 2011, at 10:00 a.m. local time or at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to Be Held on November 4, 2011 — our Annual Report on Form 10-K, this Proxy Statement and form of proxy card are available at www.apitech.com/investor-relations/financial-information/annual-report-and-proxy

If you do not vote via the internet or telephone, please date, sign and mail your proxy card in the envelope provided or fax to 312-601-2312 to Attn: Proxy Dept. no later than 11:59 pm eastern time November 2, 2011

(Continued and To Be Signed on the Reverse Side.)

Electronic Voting Instructions

You can vote by Internet or telephone!

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by
1:00 a.m., Eastern Time, on November 3, 2011.

Vote by Internet • Log on to the Internet and go to www.investorvote.com/ATNY • Follow the steps outlined on the secured website.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Vote by telephone

•  Call toll free 1-800-652-VOTE (8683) within the USA,
US territories & Canada any time on a touch tone telephone.
There is NO CHARGE to you for the call.

•  Follow the instructions provided by the recorded message.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals —	THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL OF THE LISTED NOMINEES, “FOR” PROPOSAL 2,
	“FOR” PROPOSAL 3, AND “FOR” PROPOSAL 4.						+
1. Election of Directors:		01 - Matthew E. Avril	02 - Kenton W. Fiske	03 - Brian R. Kahn	04 - Melvin L. Keating	05 - Kenneth J. Krieg

☐	Mark here to vote	☐	Mark here to WITHHOLD	☐	For All EXCEPT - To withhold authority to vote for any
	FOR all nominees		vote from all nominees		nominee(s), write the name(s) of such nominee(s) below.

	For	Against	Abstain		For	Against	Abstain

2. Approval of amendments to our Amended and Restated 2006 Equity Incentive Plan to increase authorized shares and add restricted stock units as a type of award under the plan.	☐	☐	☐	3. Approval of amendment to our Amended and Restated Certificate of Incorporation to add director exculpation provision.	☐	☐	☐

4. Ernst & Young LLP as the Independent Registered Public Accounting Firm for the Transition Period.	☐	☐	☐	5. On such other matters as may come properly before the meeting.

B	Non-Voting Items

Change of Address — Please print new address below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian please give full title as such. Please note that supporting documentation is required as proof of signing authority, when the person(s) signing is not the name that appears on the proxy mail label. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

ANNUAL MEETING OF STOCKHOLDERS

OF

API TECHNOLOGIES CORP.

4705 S. Apopka Vineland Rd., Suite 210

Orlando, Florida 32819

Voting Direction Form for holders of Exchangeable Shares

of API Nanotronics Sub, Inc.

THIS VOTING DIRECTION FORM IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF API TECHNOLOGIES CORP.

The undersigned holder of Exchangeable Shares of API Nanotronics Sub, Inc. has the right to instruct Equity Financial Trust Company (“Equity”) in respect of the exercise of their votes at the Annual Meeting of Stockholders of API Technologies Corp. to be held at 4705 S. Apopka Vineland Rd., Suite 210, Orlando, Florida 32819, on November 4, 2011, at 10:00 a.m. local time, as follows:

•	To instruct Equity to exercise the votes to which the holder is entitled as indicated below; OR

•	To instruct Equity to appoint the holder, or the holder’s designee, as proxy to exercise personally the votes to which the holder is entitled as indicated below.

PLEASE SELECT ONE OF THE FOLLOWING:

☐	Direct Equity to Vote Exchangeable Shares — The holder hereby directs Equity to vote as indicated below and authorizes it to represent and vote, as indicated above, all of the voting rights attached to the Exchangeable Shares which the holder may be entitled to vote at the Annual General Meeting, and at any adjournment or adjournments thereof and on every ballot that may take place in consequence thereof, and with the discretionary authority as to any other matters that may properly come before the Annual General Meeting.

☐	Appointment of the Holder, or the Holder’s Designee as Proxy — The holder hereby directs Equity to appoint as holder and authorizes them to represent and vote, as indicated above, all of the voting rights attached to the Exchangeable Shares which the holder may be entitled to vote at the Annual General Meeting, and at any adjournment or adjournments thereof and on every ballot that may take place in consequence thereof, and with discretionary authority as to any other matters that may properly come before the Annual General Meeting.

IF THE HOLDER DOES NOT COMPLETE ONE OF THE FOREGOING, COMPLETES MORE THAN ONE OF THE FOREGOING OR COMPLETES THE SECOND SECTION BUT DOES NOT PROVIDE A DESIGNEE NAME, THE HOLDER WILL BE DEEMED TO HAVE DIRECTED EQUITY TO VOTE THEIR VOTING RIGHTS AS INDICATED AS IF THE FIRST BOX HAD BEEN CHECKED.

Please date, sign and mail

your voting direction form in the envelope provided

or fax to 416-595-9593 Attn: Proxy Dept.

no later than 11:59 pm eastern time November 2, 2011

API TECHNOLOGIES CORP.

November 4, 2011

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS, “FOR” PROPOSAL 2, “FOR” PROPOSAL 3 AND “FOR” PROPOSAL 4.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE OR BY FAX.

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

(1) ELECTION OF DIRECTORS

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE OR FAX TO 416-595-9593, ATTN: PROXY DEPT.	☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (see instructions below)	Nominees: O Matthew E. Avril O Kenton W. Fiske O Brian R. Kahn O Melvin L. Keating O Kenneth J. Krieg

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold as shown here: —

	(2) PROPOSAL NO. 2 Approval of amendments to our Amended and Restated 2006 Equity Incentive Plan to increased authorized shares and add restricted stock units as a type of award under the plan.	For Against Abstain ☐ ☐ ☐

	(3) PROPOSAL NO. 3 Approval of amendment to our Amended and Restated Certificate of Incorporation to add director exculpation provision.	For Against Abstain ☐ ☐ ☐

	(4) PROPOSAL NO. 4 Ernst & Young LLP as the Independent Registered Public Accounting Firm for the Transition Period.	For Against Abstain ☐ ☐ ☐

(5) On such other matters as may come properly before the meeting.

Signature of Exchangeable Shareholder:                                               Date:

Signature of Exchangeable Shareholder:                                               Date:

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.  ☐

NOTE:	Please sign exactly as your name or names appear on this Voting Direction Form. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian please give full title as such. Please note that supporting documentation is required as proof of signing authority, when the person(s) signing is not the name that appears on the proxy mail label. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to Be Held on November 4, 2011 — our Annual Report on Form 10-K and this Proxy Statement are available at www.apitech.com/investor-relations/financial-information/annual-report-and-proxy